As filed with the Securities and Exchange Commission on July 16, 1996

                                                     Registration No. 333-06553



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                AMENDMENT NO. 1
                                      TO
                                   FORM S-4

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                         -----------------------------

                            SFX BROADCASTING, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                         -----------------------------

            DELAWARE                          4832                   13-3649750
(State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
 Incorporation or Organization)    Classification Code Number)    Identification No.)


                       150 EAST 58TH STREET, 19TH FLOOR
                           NEW YORK, NEW YORK 10155
                                (212) 407-9191
       (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
                         -----------------------------

                             ROBERT F.X. SILLERMAN
                            CHIEF EXECUTIVE OFFICER
                       150 EAST 58TH STREET, 19TH FLOOR
                           NEW YORK, NEW YORK 10155
                                (212) 407-9191
 (Name, address, including zip code and telephone number, including area code,

                             of agent for service)
                         -----------------------------







                                  COPIES TO:

                           HOWARD M. BERKOWER, ESQ.
                               BAKER & MCKENZIE
                               805 THIRD AVENUE
                           NEW YORK, NEW YORK 10122
                                (212) 751-5700
                         -----------------------------


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]

                         -----------------------------





         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                            SFX BROADCASTING, INC.

                             CROSS-REFERENCE SHEET

           PURSUANT TO ITEM 404(A) AND ITEM 501(B) OF REGULATION S-K

                         ITEM AND HEADING ON FORM S-4
                       HEADING OR LOCATION IN PROSPECTUS
                     A. INFORMATION ABOUT THE TRANSACTION

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
1.       Forepart of the Registration Statement and
         Outside Front Cover Page of  Prospectus.............    Cover Pages of Registration Statement and Prospectus; Cross
                                                                 Reference Sheet




2.       Inside Front and Outside Back Cover  Pages of
         Prospectus...........................................   Inside Front and Outside Back Cover Pages of Prospectus


3.       Risk Factors, Ratio of Earnings to Fixed Charges
         and Other Information................................   Prospectus Summary; Summary Consolidated Financial Data; Risk
                                                                 Factors


4.       Terms of the Transaction.............................   Prospectus Summary; The Exchange Offer; Certain Federal Income
                                                                 Tax Considerations; Description of Notes

5.       Pro Forma Financial Information......................   Summary Consolidated Financial Data

6.       Material Contracts with the Company Being
         Acquired.............................................   Not Applicable



7.       Additional Information Required for Reoffering
         by Persons and Parties Deemed to be
         Underwriters.........................................   Not Applicable





8.       Interests of Named Experts and Counsel...............   Not Applicable



9.       Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities.......   Not Applicable




B.       INFORMATION ABOUT THE REGISTRANT

10.      Information with Respect to S-3 Registrants..........   Available Information; Prospectus Summary; Risk Factors; Use of
                                                                 Proceeds




11.      Incorporation of Certain Information By Reference....   Incorporation by Reference

12.      Information with Respect to S-2 or S-3 Registrants...   Not Applicable

13.      Incorporation of Certain Information by Reference....   Not Applicable

14.      Information with Respect to Registrants Other
         Than S-3 or S-2 Registrants .........................   Not Applicable













C.       INFORMATION ABOUT THE COMPANY BEING
         ACQUIRED

15.      Information with Respect to S-3
         Companies...........................................     Not Applicable





16.      Information with Respect to S-2 or S-3 Companies......   Not Applicable

17.      Information with Respect to Companies Other Than S-3 or
         S-2 Companies.........................................   Not Applicable



D.       VOTING AND MANAGEMENT INFORMATION

18.      Information if Proxies, Consents or Authorizations
         are to be Solicited...................................   Not Applicable




19.      Information if Proxies, Consents or Authorizations
         are not to be Solicited or in an Exchange Offer.......   Prospectus Summary; The Exchange Offer; Use of Proceeds


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION,

DATED JULY 16, 1996                                              PROSPECTUS


                              SFX BROADCASTING, INC.



                               OFFER TO EXCHANGE

             10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                      FOR ANY AND ALL OF ITS OUTSTANDING
             10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES A

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON              , 1996, UNLESS EXTENDED, PROVIDED IT MAY NOT BE EXTENDED
BEYOND               , 1996.

     SFX Broadcasting, Inc., a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitutes the "Exchange Offer"), to exchange $1,000 principal amount of its 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Series B Notes") for each $1,000 principal amount of its outstanding 10 3/4% Senior Subordinated Notes due 2006, Series A (the "Series A Notes") of which $450.0 million in aggregate principal amount are outstanding as of the date hereof, which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part (the "Registration Statement"). The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the exchange will have been registered under the Securities Act and therefore the Series B Notes will not bear legends restricting the transfer thereof and (ii) holders of the Series B Notes will not be entitled to certain rights of holders of the Series A Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of an indenture dated as of May 31, 1996 governing the Series A Notes and the Series B Notes (the "Indenture"). The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of Notes."

     The Company will accept for exchange any and all validly tendered Series
A Notes not withdrawn prior to 5:00 p.m., New York City time, on           ,
1996 unless extended by the Company, in its sole discretion (the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is subject to certain customary c onditions. Series A Notes may be tendered only in integral multiples of $1,000. See "The Exchange Offer--Conditions."

                                                 (continued on the next page)

     SEE "RISK FACTORS" FROM PAGES 12 TO 20 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SERIES A NOTES IN THE EXCHANGE OFFER.

                         -----------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------

                The date of this Prospectus is        , 1996.

     The Series B Notes will bear interest at the same rate and on the same terms as the Series A Notes. Consequently, interest on the Notes will be payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1996, at the rate of 10 3/4% per annum. The Series B Notes will bear interest from and including May 31, 1996, the date of issuance of the Series A Notes. Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes.

     The Notes are redeemable, in whole or in part, at the option of the Company on or after May 15, 2001 at the redemption prices set forth herein plus accrued interest to the date of redemption. In addition, until May 31, 1999, the Company may, on any one or more occasions, redeem up to $154.0 million in aggregate principal amount of Notes at a redemption price of 110.75% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages (as defined herein), if any, thereon to the redemption date, with the net proceeds of an offering of common equity; provided that at least $286.0 million in aggregate principal amount of Notes must remain outstanding immediately after the occurrence of each such redemption; and provided, further that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of the Company.

     The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt (as defined herein) of the Company. The Notes are guaranteed on a senior subordinated basis by each of the Company's existing and future subsidiaries (the "Subsidiary Guarantors"). The Subsidiary Guarantees (as defined herein) are general unsecured obligations of the Subsidiary Guarantors and are subordinated in right of payment to all existing and future Guarantor Senior Debt (as defined herein). As of March 31, 1996, on a pro forma basis after giving effect to the Transactions (as defined herein), the Company would have had no Senior Debt and the Subsidiary Guarantors would have had no Guarantor Senior Debt.

     Upon a Change of Control (as defined herein), each holder of Notes has the right to require the Company to repurchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. In addition, the Company is obligated to offer to repurchase the Notes at 100% of the principal amount thereof plus accrued interest and Liquidated Damages, if any, to the date of repurchase in the event of certain asset sales. See "Description of Notes."

     Based upon no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that the Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a holder that is a broker-dealer who acquires Series B Notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holders' business and such holder is not participating, does not intent to participate, and has no arrangement with any person to participate in the distribution of such Series B Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Series A Notes wishing to accept the Exchange Offer must represent to the Company, that such conditions have been met. Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer where it acquired the Series A Notes exchanged for such Series B Notes for its own account as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with the resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will not receive any proceeds from the Exchange Offer and will pay all the expenses incident thereto. Tenders of Series A Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration
                                                  (continued on next page)

Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Series A Notes, the Company will promptly return the Series A Notes to the holders thereof. See "The Exchange Offer."

     Prior to this Exchange Offer, there has been no public market for the Notes. The Company does not intend to list the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Notes will develop. To the extent that a market for the Notes does develop, the market value of the Notes will depend on a market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the Notes, to the extent that they are actively traded, to trade at a significant discount from face value. See "Risk Factors--Absence of Public Market."

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF SERIES A NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Series B Notes being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Series B Notes offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes filed as a part thereof. Statements made in this Prospectus concerning the contents of any contract, agreement or other document filed with the Commission as an exhibit are not necessarily complete. With respect to each such contract, agreement or other document filed with the Commission as an exhibit, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048 and the Northwestern Atrium Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In the event the Company is not required to be subject to the reporting requirements of the Exchange Act in the future, the Company has agreed that, for so long as any of the Notes remain outstanding, it will furnish to the applicable trustee or transfer agent and the holders of the Notes, as applicable, and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company was required to file such reports.


                          INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Commission, are hereby incorporated by reference in this Prospectus and made a part hereof:

(i)      the Company's Annual Report on Form 10-K for the year ended
         December 31, 1995;

(ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, as amended; and

(iii) the Company's Current Reports on Form 8-K filed on April 19, 1996, May 8, 1996, May 9, 1996, May 24, 1996, May 30, 1996 , June 21, 1996
         and July 10, 1996, respectively.


     All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Exchange Offer shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Prospectus.

     THIS PROSPECTUS INCORPORATES THE DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CYNTHIA A. BOND, 150 EAST 58TH STREET, 19TH FLOOR, NEW YORK, NEW YORK 10155, TELEPHONE (212) 407-9191. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH A FINAL INVESTMENT DECISION IS TO BE MADE.

                              PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus, and in the documents incorporated herein by reference. Certain capitalized terms used herein have the meanings assigned to them in the Glossary appearing on pages 10 and 11 in this Prospectus. As used in this Prospectus, except under the caption "Description of Notes" or where the context otherwise requires, the "Company" refers to SFX Broadcasting, Inc., a Delaware corporation, and its subsidiaries, after giving effect to the Pending Acquisitions and the Pending Dispositions. The timing and completion of the Pending Acquisitions and the Pending Dispositions are subject to a number of conditions, certain of which are beyond the Company's control, and there can be no assurance that such transactions will be approved by the Federal Communications Commission (the "FCC") or completed on the terms described herein or at all. Investors should consider carefully the information set forth under "Risk Factors."

                                  THE COMPANY

       The Company, founded in 1992, currently owns and operates, provides programming to or sells advertising on behalf of 54 radio stations in 18 markets. Upon consummation of the Pending Acquisitions and the Pending Dispositions (as defined herein), the Company will own and operate, provide programming to or sell advertising on behalf of 64 radio stations (49 FM and 15 AM stations located in 21 markets) and will be one of the largest companies in terms of the number of stations in the United States exclusively devoted to radio broadcasting. The Company's principal executive offices are located at 150 East 58th Street, 19th Floor, New York, New York 10155, and its telephone number at such offices is (212) 407-9191.

RECENTLY COMPLETED ACQUISITIONS AND DISPOSITIONS

       On July 9, 1996, the Company purchased from Prism Radio Partners L.P. substantially all of the assets used in the operation of eight FM and five AM radio stations (the "Prism Stations") located in four markets: Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona and Wichita, Kansas (the "Prism Acquisition").

       On July 1, 1996, the Company consummated the purchase of all of the issued and outstanding capital stock of Liberty Broadcasting, Incorporated which currently owns and operates, provides programming to or sells advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia (the "Liberty Acquisition"). On July 3, 1996, the Company sold three of the radio stations acquired in the Liberty Acquisition operating in the Washington, DC/Baltimore, Maryland market (the "Washington Dispositions"). Pursuant to the MMR Merger Agreement (as defined), the Company anticipates entering into a local marketing agreement with Multi-Market Radio, Inc. ("MMR") pursuant to which MMR will provide programming on and sell on behalf eight FM and four AM radio stations acquired in the Liberty
 Acquisition and located in four markets: Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia. The local marketing agreement provides that substantially all of the Broadcast Cash Flow generated by these stations will be paid by MMR to the Company.


       On June 28, 1996, the Company purchased substantially all of the assets used in the operation of radio stations WMFR-AM, WMAG-FM and WTCK-AM, each operating in the Greensboro, North Carolina market, and WTRG-FM and WRDU-FM, both operating in the Raleigh, North Carolina market (the "HMW Acquisition").

       On June 25, 1996, the Company purchased substantially all of the assets used in the operation of radio station WROQ-FM operating in the Greenville-Spartanburg, South Carolina market (the "Greenville Acquisition").


       The Prism Acquisition, the Liberty Acquisition, the HMW Acquisition and the Greenville Acquisition are collectively referred to herein as the "Completed Acquisitions." The Completed Acquisitions were consummated on substantially the same terms as set forth in the acquisition agreements.


PENDING ACQUISITIONS AND DISPOSITIONS


       In connection with the Prism Acquisition, the Company has agreed to purchase from Prism Radio Partners, L.P. substantially all of the assets used in the operation of the two FM radio stations and one AM radio station, each operating in the Louisville, Kentucky market (the "Louisville Stations"), upon the renewal of the FCC licenses of such stations (the "Louisville Acquisition"). The Company has entered into two separate agreements to sell the Louisville Stations upon the acquisition of such stations (the "Louisville Dispositions").

       In April 1996, the Company entered into an agreement and plan of merger (as amended, the "MMR Merger Agreement") pursuant to which it has agreed to acquire MMR (the "MMR Merger"), which currently owns and operates, provides programming to or sells advertising on behalf of 13 FM radio stations and one AM radio station located in eight markets: New Haven, Connecticut; Springfield/Northampton, Massachusetts; Daytona Beach, Florida; Augusta, Georgia; Biloxi, Mississippi; Little Rock, Arkansas , Myrtle Beach, South Carolina and Jackson, Mississippi. MMR has entered into agreements to acquire WKSS-FM, Hartford, Connecticut (the "MMR Hartford Acquisition"), and WMYB-FM, Myrtle Beach, South Carolina (the "MMR Myrtle Beach Acquisition"), and has entered into an agreement to sell KOLL-FM, Little Rock, Arkansas to Triathlon Broadcasting Company ("Triathlon") (collectively, the "MMR Dispositions"). Except where the context otherwise requires, the term
"MMR Merger" as used herein gives effect to the MMR Hartford Acquisition, the MMR Myrtle Beach Acquisition and the consummation of the MMR Dispositions. In addition, MMR is currently negotiating the termination of a joint sales agreement with respect to WCHZ-FM, Augusta, Georgia, and has assigned its rights under an acquisition agreement and a local marketing agreement with respect to WAEG-FM and WAEJ-FM, both operating in Augusta, Georgia. The MMR Hartford Acquisition, the MMR Myrtle Beach Acquisition and the MMR Dispositions are anticipated to be completed prior to the consummation of the MMR Merger. MMR was organized in 1992 by Robert F.X. Sillerman, Chief Executive Officer and controlling stockholder of the Company, Michael G. Ferrel and Howard J. Tytel, a Director and Executive Vice President of the Company. Mr. Sillerman owns a substantial equity interest in MMR which will be exchanged for common stock of the Company upon the consummation of the MMR Merger.
       The Company has agreed to acquire substantially all of the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi, and, pursuant to a separate agreement, has exercised its optionto acquire WHSL-FM, operating in Greensboro, North Carolina (collectively, the "Additional Acquisitions"). In addition, the Company has entered into an agreement to exchange radio station KRLD-AM, operating in Dallas, Texas, and the Texas State Networks for radio station KKRW-FM, operating in Houston, Texas (the "Houston Exchange"), and has entered into an agreement to sell radio station KTCK-AM, operating in Dallas, Texas (the "Dallas Disposition").

       The Company has entered into an agreement with Chancellor Broadcasting Company ("Chancellor") to exchange three FM radio stations and one AM radio station, each operating in the Nassau/Suffolk, New York market, acquired in the Liberty Acquisitionfor two FM radio stations, both operating in the Jacksonville, Florida market, and a payment to the Company in the amount of $11.0 million (the "Jacksonville Exchange"). Until the consummation of the Jacksonville Exchange, the Company and Chancellor will provide programming and sell advertising pursuant to local marketing agreements on the Jacksonville radio stations and the Nassau/Suffolk radio stations, respectively.

       The Louisville Acquisition, MMR Merger, the Additional Acquisitions, the Houston Exchange and the Jacksonville Exchange are referred to herein collectively as the "Pending Acquisitions." The Pending Acquisitions and the Completed Acquisitions are herein collectively referred to as the "Acquisitions." The Louisville Dispositions and the Dallas Disposition are referred to herein collectively as the "Pending Dispositions." The Pending Dispositions and the Washington Disposition are referred to herein collectively as the "Dispositions."


RECENT TRANSACTIONS

       Note Offering, Preferred Stock Offering and New Credit Agreement. On May 31, 1996, the Company consummated a private placement of $450.0 million in aggregate principal amount of the Series A Notes (the "Note Offering") and $149.5 million in aggregate amount (the "Preferred Stock Offering") of its 6 1/2% Series D Cumulative Convertible Preferred Stock due May 31, 2007 (the "Series D Preferred Stock"). In addition, the Company has received a commitment from its lender to increase amounts available under its senior credit facility from $50.0 million to $150.0 million and expects to enter into a definitive credit agreement (the "New Credit Agreement") with respect to such facility. There can be no assurance, however, that the Company will be able to enter into the New Credit Agreement on a timely basis or at all. The private placement of the Series A Notes and the Preferred Stock are herein referred to as the Financings.

       Agreement with SCMC. In April 1996, the Company and Sillerman Communications Management Corporation ("SCMC"), a corporation controlled by Mr. Sillerman, entered into an agreement to terminate SCMC's financial consulting services to the Company in exchange for the cancellation of certain indebtedness owing from SCMC to the Company and the grant to SCMC of warrants to purchase common stock of the Company (the "SCMC Termination Agreement"). Pursuant to such agreement, SCMC has also assigned to the Company its rights to receive certain fees payable by MMR and Triathlon, a publicly-traded radio company of which affiliates of Mr. Sillerman own a substantial non-voting equity interest and which operates in small and medium-sized markets in the Midwest and the West, for services that SCMC provides in connection with consulting agreements between SCMC and such companies. In addition, pursuant to the SCMC Termination Agreement, SCMC has agreed to continue to provide financial consulting services to MMR (until completion of the MMR Merger) and to Triathlon at SCMC's expense.

       Tender Offer and Consent Solicitation. On May 31, 1996, the Company also purchased for cash (the "Tender Offer") $79,406,000 in principal amount of its 113/8% Senior Subordinated Notes due 2000 (the "Old Notes") and finalized a related solicitation of consents to modify certain terms of the indenture under which the Old Notes were issued (the "Old Indenture"). Currently $594,000 in principal amount of the Old Notes remain outstanding.


       Management. On June 19, 1996, the Company entered into an Amended and Restated Agreement with R. Steven Hicks, the President, Chief Executive Officer and Chief Operating Officer of the Company (the "Amended Hicks Agreement") which supersedes the agreement entered into between the Company and Mr. Hicks on April 15, 1996 (the "Hicks Agreement"). Pursuant to the Amended Hicks Agreement, Mr. Hicks, among other things, resigned as an officer and director of the Company and the Company repurchased all of Mr. Hicks' securities of the Company. In addition, Mr. Hicks agreed not to compete with the Company for the period of approximately one year with the Company or MMR in certain of the markets in which the Company or MMR currently owns, operates, provides programming to or sells advertising on behalf of radio stations and any eight additional markets in which the Company or MMR has entered into agreements to purchase one or more radio stations on or before the consummation of the MMR Merger. Pursuant to the Amended Hicks Agreement, the Company paid Mr. Hicks an aggregate amount of $18.7 million and agreed to forgive on June 19, 1999 a $2.0 million loan to Mr. Hicks, plus accrued and unpaid interest of $0.3 million, if Mr. Hicks has complied with certain provisions of the agreement. Upon the resignation of Mr. Hicks, Robert F.X. Sillerman reassumed the position of the sole Chief Executive Officer of the Company and D. Geoffrey Armstrong, the Chief Financial Officer of the Company, was appointed the Chief Operating Officer. In addition, the Company entered into an agreement effective as of June 24, 1996 with Thomas P. Benson pursuant to which Mr. Benson was appointed the Vice President of Financial Affairs. Pursuant to the agreement the Company agreed to appoint Mr. Benson as the Chief Financial Officer upon the resignation by Mr. Armstrong as the Chief Financial Officer. The Company anticipates that Mr. Armstrong will resign as the Chief Financial Officer of the Company upon the consummation of the merger with MMR.


       The Acquisitions, the Dispositions, the Financing, the Tender Offer and the implementation of each of the SCMC Termination Agreement, the Hicks Agreement and the Armstrong Agreement are collectively referred to hereinafter as the "Transactions."

                                                     THE EXCHANGE OFFER

The Exchange Offer............  The Company is offering to exchange $1,000 principal amount of Series B Notes for each $1,000 principal amount of Series A Notes that are properly tendered and accepted. The issuance of the Series B Notes are intended to satisfy obligations of the Company contained in the Registration Rights Agreement. Subject to certain conditions, a holder who wishes to tender must transmit a properly completed and duly executed Letter of Transmittal to Chemical Bank (the "Exchange Agent") on or prior to the Expiration Date. For procedures for tendering, see "The Exchange Offer."





                                Based upon no-action letters issued by the staff of the Commission to third parties, the Company believes that the Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a holder that is a broker-dealer who acquires Series B Notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holders' business and such holder is not participating, does not intend to participate, and has no arrangement with any person to participate in the distribution of such Series B Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Series A Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer where it acquired the Series A Notes exchanged for such Series B Notes for its own account as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with the resale of such Series B Notes.

Registration Rights Agreement;
  Tenders ..................... The Series A Notes were sold by the
                                Company on May 31, 1996 to BT Securities
                                Corporation, Goldman Sachs & Co. and Lehman
                                Brothers, Inc. (collectively, the "Initial
                                Purchasers") pursuant to a Purchase Agreement dated May 31, 1996 by and among the Company, the Subsidiary Guarantors, and the Initial Purchasers (the "Purchase Agreement"). Pursuant to the Purchase Agreement, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into a Registration Rights Agreement dated as of May 31, 1996 which grants the holders of the Series A Notes certain exchange and registration rights. See "The Exchange Offer." This Exchange Offer is intended to satisfy such rights, which terminate upon the consummation of the Exchange Offer. The holders of the Series B Notes are not entitled to any exchange or registration rights with respect to the Series B Notes. The Series A Notes are subject to the payment of liquidated damages ("Liquidated Damages") under certain circumstances if the Company and the Subsidiary Guarantors are not in compliance with their obligations under the Registration Rights Agreement. See "Description of Notes--Registration Rights; Liquidated Damages."

Expiration Date;
  Withdrawal..................  The Exchange Offer will expire at 5:00 p.m.,
                                New York City time, on , 1996 (the "Expiration Date") unless extended, provided it may not be extended beyond , 1996. The tender of Series A Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date by sending a written notice of withdrawal to the Exchange Agent. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any shares of Series A Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange Offer."

Certain Conditions to the
  Exchange Offer..............  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

Federal Income Tax
   Consequences...............  For Federal income tax purposes, the exchange pursuant to the Exchange Offer should not result in any income, gain or loss to the holders or the Company. See "Certain Federal Income Tax Considerations."

Use of Proceeds...............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

Exchange Agent................  Chemical Bank is serving as Exchange Agent in connection with the Exchange Offer.

                              THE SERIES B NOTES

       The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the exchange will have been registered under the Securities Act and therefore the Series B Notes will not bear legends restricting the transfer thereof, and (ii) holders of the Series B Notes will not be entitled to certain rights of holders of the Series A Notes under the Registration Rights Agreement (as defined herein), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of the Indenture governing the Series A Notes and the Series B Notes. See "Description of Notes" for further information and for definitions of certain capitalized terms used below.

       In the Exchange Offer, the holders of Series A Notes (the "Holders") will receive Series B Notes with the same interest rate. The Series B Notes issued in exchange for Series A Notes will accrue interest from May 31, 1996, the date of the issuance of the Series A Notes (the "Issue Date"). Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes.

Maturity Date........................    May 15, 2006.

Interest Payment Dates...............    Interest on the Series B Notes is
                                         payable semi-annually on each May 15
                                         and November 15, commencing November
                                         15, 1996.

Ranking..............................    The Series B Notes are general
                                         unsecured obligations of the Company
                                         and are subordinated in right of
                                         payment to all existing and future
                                         Senior Debt of the Company. The
                                         Series B Notes rank pari passu with
                                         any future senior subordinated
                                         indebtedness of the Company and rank
                                         senior to all other subordinated
                                         indebtedness of the Company. As of
                                         March 31, 1996, on a pro forma basis
                                         after giving effect to the
                                         Transactions, the Company would have
                                         had no Senior Debt.

Optional Redemption..................    The Series B Notes are redeemable, in
                                         whole or in part, at the option of
                                         the Company on or after May 15, 2001,
                                         at the redemption prices set forth
                                         herein plus accrued and unpaid
                                         interest to the date of redemption.
                                         In addition, until May 31, 1999, the
                                         Company may, on any one or more
                                         occasions, redeem up to $154.0
                                         million in aggregate principal amount
                                         of Series B Notes at a redemption
                                         price of 110.75% of the principal
                                         amount thereof plus accrued and
                                         unpaid interest and Liquidated
                                         Damages, if any, thereon to the
                                         redemption date, with the net
                                         proceeds of an offering of common
                                         equity; provided that at least $286.0
                                         million in aggregate principal amount
                                         of Series B Notes must remain
                                         outstanding immediately after the
                                         occurrence of each such redemption;
                                         and provided, further that any such
                                         redemption shall occur within 75 days
                                         of the date of closing of such
                                         offering of common equity of the
                                         Company.

Change of Control....................    Upon a Change of Control, each holder
                                         has the right to require the Company
                                         to repurchase such holder's Series B
                                         Notes at a price equal to 101% of the
                                         principal amount thereof plus accrued
                                         and unpaid interest and Liquidated
                                         Damages, if any, to the date of
                                         repurchase.

Guarantees...........................    The Series B Notes are guaranteed
                                         (the "Subsidiary Guarantees") on a
                                         senior subordinated basis by the
                                         Subsidiary Guarantors. The Subsidiary
                                         Guarantees are general unsecured
                                         obligations of the Subsidiary
                                         Guarantors and are subordinated in
                                         right of payment to all existing and
                                         future Guarantor Senior Debt. As of
                                         March 31, 1996, on a pro forma basis
                                         after giving effect to the
                                         Transactions, the Subsidiary
                                         Guarantors collectively would have
                                         had no Guarantor Senior Debt.





Certain Covenants....................    The Indenture governing the Series B
                                         Notes contains certain covenants that
                                         limit the ability of the Company and
                                         certain of its subsidiaries to, among
                                         other things, incur additional
                                         indebtedness, pay dividends or make
                                         certain other restricted payments,
                                         consummate certain asset sales, enter
                                         into certain transactions with
                                         affiliates, incur indebtedness that
                                         is subordinate in right of payment to
                                         any Senior Debt and senior in right
                                         of payment to the Series B Notes,
                                         incur liens, impose restrictions on
                                         the ability of a subsidiary to pay
                                         dividends or make certain payments to
                                         the Company and its subsidiaries,
                                         merge or consolidate with any other
                                         person or sell, assign, transfer,
                                         lease, convey or otherwise dispose of
                                         all or substantially all of the
                                         assets of the Company.

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

       The Summary Consolidated Financial Data of the Company and predecessors include the historical financial statements of Capstar Communications, Inc. ("Capstar") and the historical financial statements of the Company since its formation on February 26, 1992. The Summary Consolidated Financial Data as of March 31, 1996 and for the three months ended March 31, 1996 and 1995 have been derived from the unaudited consolidated financial statements and notes thereto of the Company which are incorporated herein by reference. The pro forma summary data as of March 31, 1996, and for the year ended December 31, 1995, and the three months ended March 31, 1996 and 1995 are derived from the unaudited pro forma condensed combined financial statements which, in the opinion of the Company, reflect all adjustments necessary for a fair presentation of the Transactions. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be achieved for the fiscal year ending December 31, 1996. The historical consolidated financial results for the Company are not comparable from year to year because of the acquisition and disposition of various radio stations by the Company during the periods covered. See "Available Information" and "Incorporation by Reference."




                                                             Year Ended December 31,
                                     ---------------------------------------------------------------------------------------------
                                                                                                      Pro Forma         Pro Forma
                                                                                                      for the           for the
                                                                                                       Recent            Recent
                                                                                                     Acquisitions     Acquisitions
                                                                                                       and the         and the
                                                                                                    Transactions      Transactions
                                                                                                    (other than the       (7)
                                                                                                     MMR Merger) (7)
                                         1991         1992         1993         1994         1995         1995            1995
                                          ----         ----         ----         ----         ----         ----            ----
STATEMENT OF OPERATIONS DATA:
Net revenues(1) ...................  $  13,442    $  15,003    $  34,233    $  55,556    $  76,830    $ 168,542       $ 191,508
Station operating expenses ........      9,105        9,624       21,555       33,956       51,039      109,140         122,032
Depreciation, amortization, .......      3,726        3,208        4,475        5,873        9,137       28,957          33,218
duopoly integration costs and
acquisition related costs(2)
Corporate expenses ................        726          769        1,808        2,964        3,797        6,060           6,300
Corporate .........................       --           --         13,980         --           --           --              --
expenses-non-recurring
 charge(3)
Write down of broadcast
rights agreement and other ........       --           --            --          --           5,000        --               281
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------
Operating income (loss) ...........       (115)       1,402       (7,585)      12,763        7,857       24,385          29,677
Other (income) loss net ...........       (124)         (17)         121         (650)      (1,549)      (1,549)              3
Interest expense, including
amortization of deferred
financing costs ...................      4,241        3,610        7,351        9,332       12,903       50,243          50,243
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------
Income (loss) before income taxes
extraordinary item and cumulative
effect of a change in accounting
principle .........................     (4,232)      (2,208)     (14,919)       3,310       (4,396)     (24,309)        (19,017)
Income tax expense ................       --           --          1,015        1,474         --           --              --
Extraordinary loss on debt ........       --           --          1,665         --           --           --              --
retirement
Cumulative effect of a change
in accounting principle ...........       --           --            182         --           --           --              --
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------
Net income (loss) .................     (4,232)      (2,208)     (17,781)       1,836       (4,396)     (24,309)        (19,017)
Redeemable preferred stock
dividends and accretion(4) ........        302          385          557          348          291       10,009          10,009
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------

Net income (loss) applicable
to common stock ...................  $  (4,534)   $  (2,593)   $ (18,338)   $   1,488    $  (4,687)   $ (34,318)      $ (29,026)
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------
Net income (loss) per share .......  $   (3,85)   $   (2.20)   $   (7.08)   $    0.26    $   (0.71)   $  (4.60)       $   (3.07)
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------
Weighted average common
shares outstanding ................      1,179        1,179        2,589        5,792        6,596        7,458           9,459
                                     ---------    ---------    ---------    ---------    ---------    ---------       ---------
Ratio of earnings to fixed
charges (5) .......................       --           --           --           1.4x         --           --              --
Ratio of earnings to combined
fixed charges and preferred stock
dividends(5) ......................       --           --           --           1.3x         --           --              --
OTHER OPERATING DATA:
Broadcast Cash Flow(6) ............  $   4,337    $   5,379    $  12,678    $  21,600    $  25,791    $  59,402       $  69,476
EBITDA (6) ........................      3,611        4,610       10,870       18,636       21,994       53,342          63,176




               (RESTUBBED TABLE CONTINUED FROM ABOVE)


                                                                        Three Months Ended March 31,
                                          -------------------------------------------------------------------------------------
                                                                      Pro Forma for the Recent         Pro Forma for the Recent
                                                                    Acquisitions and the Transactions     Acquisitions and the
                                                                      (other than the MMR Merger)(7)         Transactins (7)
                                           (unaudited)  (unaudited)  ---------------------------------  -----------------------
                                              1995           1996           1995           1996           1995           1996
                                            ---------      --------       --------       --------       --------       --------
STATEMENT OF OPERATIONS DATA:
Net revenues(1) ......................      $ 13,717       $ 19,800       $ 35,191       $ 39,032       $ 40,167       $ 44,112
Station operating expenses ...........         9,676         14,056         27,186         25,901         30,311         28,803
Depreciation, amortization,
duopoly integration costs and
acquisition related costs(2) .........         1,697          2,299          7,093          6,981          8,188          7,941
Corporate expenses ...................           807          1,210          1,423          1,759          1,483          1,819
Corporate ............................          --             --             --             --             --             --
expenses-non-recurring
 charge(3)
Write down of broadcast
rights agreement and other............          --             --              (37)          --               43             65
                                             --------       --------      ---------       --------       --------       -------
Operating income (loss) ..............         1,537          2,235           (474)         4,391            142          5,484
Other (income) loss net ..............             3           (164)           (71)          (475)           (71)          (475)
Interest expense, including
amortization of deferred
financing costs ......................         2,432          3,384         12,561         12,561         12,561         12,561
                                             --------       --------      ---------       --------       --------       -------
Income (loss) before income
taxes extraordinary item and
cumulative effect of a change
in accounting principle...............          (898)          (985)       (12,964)        (7,695)       (12,348)        (6,602)
Income tax expense ...................          (377)          --             --             --             --             --
Extraordinary loss on debt
retirement............................          --             --             --             --             --             --
Cumulative effect of a change
in accounting principle...............          --             --             --             --             --             --
                                            ---------      --------       --------       --------       --------       --------
Net income (loss) ....................          (521)          (985)       (12,964)        (7,695)       (12,348)        (6,602)
Redeemable preferred stock
dividends and accretion(4)............            71            136          2,500          2,565          2,500          2,565
                                            ---------      --------       --------       --------       --------       --------
Net income (loss) applicable
to common stock.......................      $   (592)      $ (1,121)      $(15,464)      $(10,260)      $(14,848)      $ (9,167)
                                            ---------      --------       --------       --------       --------       --------
Net income (loss) per share ..........      $  (0.10)      $   (0.5)      $  (2.07)      $  (1.38)      $  (1.57)      $  (0.97)
                                            ---------      --------       --------       --------       --------       --------
Weighted average common
shares outstanding....................         5,916          7,458          7,458          7,458          9,459          9,459
                                            ---------      --------       --------       --------       --------       --------
Ratio of earnings to fixed
charges (5)...........................          --             --             --             --             --             --
Ratio of earnings to combined
fixed charges and preferred stock
dividends(5)..........................          --             --             --             --             --             --
OTHER OPERATING DATA:
Broadcast Cash Flow(6) ...............      $  4,041       $  5,744       $  8,005       $ 13,131       $  9,856       $ 15,309
EBITDA (6) ...........................         3,234          4,534          6,582         11,372          8,373         13,490

                                                                                                         MARCH 31, 1996
                                                                                        ------------------------------------------
                                                                                                   PRO FORMA
                                                          DECEMBER 31,                        FOR THE TRANSACTION
                                          ----------------------------------------------         OTHER THAN THE  PRO FORMA FOR THE
                                             1991     1992      1993      1994     1995   ACTUAL  MMR MERGER (8)  TRANSACTIONS (8)
                                             ----     ----      ----      ----     ----   ------  --------------  ----------------
BALANCE SHEET DATA:
Cash and cash equivalents.................    $96     $657  $ 10,287  $  3,194 $ 11,893 $  3,349   $ 87,304          $ 35,737
Current assets ...........................  3,065    4,515    31,273    28,367   32,505   22,750    132,794            79,694
Total assets ............................. 37,367   36,127   152,871   145,808  187,337  202,852    707,728           799,288
Long-term debt ........................... 38,828   39,011    81,627    81,516   81,850   98,500    450,594           450,594
Redeemable preferred stock:
 Series A Preferred Stock ................  2,839    3,892       917      --       --       --         --                --
 Series B Preferred Stock ................    133     --       2,784     2,466    1,735    1,806      1,806             1,806
 Series C Preferred Stock ................   --       --        --        --      1,550    1,550       --                --
 Series D  Cumulative ....................   --
 Convertible Preferred
  Stock ..................................   --       --        --        --       --       --      149,500           149,500
Stockholders' equity ..................... (6,951)  (9,411)   48,598    48,856   83,061   81,940     36,024           108,024



- ---------------
(1) Net revenues on a pro forma basis includes $3,584,000 and $2,645,000 of fees from Triathlon for the year ended December 31, 1995 and three months ended March 31, 1996, respectively, that would have been received by the Company pursuant to the SCMC Termination Agreement. Future fees may be lesser or greater based upon future acquisition and financing activities of Triathlon.

(2) Includes $1,400,000 of duopoly integration costs during the year ended December 31, 1995 and $277,000 of acquisition related costs during the three months ended March 31, 1996.

(3) Represents the 1993 non-cash non-recurring charge related to the valuation of the common stock issued to the Company's founders at the Company's initial public offering in September 1993 and certain pooling costs related to the merger of Capstar with and into a subsidiary of the Company.

(4) Includes dividends on preferred stock which the Company redeemed in 1993, accretion on outstanding redeemable preferred stock and assumed dividends on the Series D Preferred Stock.

(5) For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends and the ratio of earnings to fixed charges, "earnings" consists of earnings before income taxes and fixed charges. "Fixed charges and preferred stock dividends" consists of interest on all indebtedness, amortization of deferred financing costs and preferred stock dividends. "Fixed charges" consists of interest on all indebtedness and amortization of deferred financing costs. Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $1,121,000, $969,000, $4,687,000, $15,476,000, $2,593,000 and $4,534,000 for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1993, 1992 and 1991, respectively. Pro forma earnings for the three months ended March 31, 1996 and 1995 and the year ended December 31, 1995 would have been insufficient to cover combined fixed charges and preferred stock dividends by $10,260,000 $15,464,000 and $34,318,000, respectively, pro forma for the Recent Acquisitions and the Transactions other than the MMR Merger, and $9,167,000, $14,848,000 and $29,026,000, respectively, pro forma for the Recent Acquisitions and the Transactions. Earnings were insufficient to cover fixed charges by $985,000, $898,000, $4,396,000, $14,919,000, $2,208,000 and $4,232,000 during the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1993, 1992 and 1991, respectively. Pro forma earnings for the three months ended March 31, 1996 and 1995 and the year ended December 31, 1995 would have been insufficient to cover fixed charges by $7,695,000, $12,964,000 and $24,309,000, respectively, pro forma for the Recent Acquisitions and the Transactions other than the MMR Merger and $6,602,000, $12,348,000 and $19,017,000, respectively, pro forma for the Recent Acquisitions and the Transactions.





    For the year ended December 31, 1995, Broadcast Cash Flow exceeded fixed charges and preferred stock dividends by $12,597,000 for the Company, had a deficiency of $850,000 pro forma for the Recent Acquisitions and the Transactions other than the MMR Merger, and exceeded by $9,224,000 pro forma for the Recent Acquisitions and the Transactions. For the three months ended March 31, 1996, Broadcast Cash Flow exceeded fixed charges and preferred stock dividends by $2,224,000 for the Company, and had a deficiency of $1,995,000 pro forma for the Recent Acquisitions and the Transactions other than the MMR Merger and exceeded by $183,000 for the Recent Acquisitions and the Transactions.

(6) Broadcast Cash Flow is defined as net revenues (including where applicable, fees earned by the Company pursuant to the SCMC Termination Agreement) less station operating expenses. EBITDA is defined as net income (loss) before (i) extraordinary items, (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs and
    (vii) non-recurring charges related to the write-down of the Texas Rangers broadcast rights and the valuation charge related to the Founders' Stock. The difference between Broadcast Cash Flow and EBITDA is that EBITDA includes corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with GAAP, the Company believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. In addition, EBITDA is the basis for determining compliance with several covenants in certain of the Company's debt instruments. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

(7) The Unaudited Pro Forma Statement of Operations Data for the three months ended March 31, 1996 and 1995 and the year ended December 31, 1995 are presented as if the Company had completed the Recent Acquisitions and the Transactions as of January 1, 1995.

(8) The Unaudited Pro Forma Balance Sheet Data at March 31, 1996 is presented as if the Company had completed the Transactions as of March 31, 1996.

                                   GLOSSARY


             "Acquisitions" refers collectively to the Completed Acquisitions and the Pending Acquisitions.

             "Additional Acquisitions" refers collectively to the acquisitions by the Companyof all the assets of WJDX-FM, WSTZ-FM and WZRX-AM, each operating in Jackson, Mississippi, and, pursuant to the exercise under an option agreement, of all of the assets of WHSL-FM, operating in Greensboro, North Carolina.


             "Broadcast Cash Flow" is defined as net revenues (including where applicable, fees earned by the Company pursuant to the SCMC Termination Agreement) less station operating expenses. EBITDA is defined as net income
(loss) before (i) extraordinary items, (ii) provisions for income taxes, (iii) interest (income) expense, (iv) other (income) expense, (v) cumulative effects of changes in accounting principles, (vi) depreciation, amortization, duopoly integration costs and acquisition related costs and (vii) non-recurring charges related to the write-down of the Texas Rangers broadcast rights and the valuation charge related to the Founders' Stock. The difference between Broadcast Cash Flow and EBITDA is that EBITDA includes corporate expenses. Although Broadcast Cash Flow and EBITDA are not measures of performance calculated in accordance with generally accepted accounting principles ("GAAP"), the Company believes that Broadcast Cash Flow and EBITDA are accepted by the broadcasting industry as generally recognized measures of performance and are used by analysts who report publicly on the performance of broadcasting companies. In addition, EBITDA is the basis for determining compliance with several covenants in certain of the Company's debt instruments. Nevertheless, these measures should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining the Company's operating performance or liquidity which is calculated in accordance with GAAP.

             "Charlotte Acquisition" refers to the Company's recent acquisition of WTDR-FM and WLYT-FM, both operating in Charlotte, North Carolina.


             "Completed Acquisitions" refers to the Company's recent consummation of the Liberty Acquisition, the Prism Acquisition, the HMW Acquisition and the Greenville Acquisition.


             "Dallas Acquisition" refers to the Company's recent acquisition of KTCK-AM, operating in Dallas, Texas.

             "Dallas Disposition" refers to the sale of radio station KTCK-AM, operating in Dallas, Texas.

             "Dispositions" refers collectively to the Washington Dispositions and the Pending Dispositions .

             "EBITDA" refers to the definition set forth under Broadcast Cash Flow.

             "Financing" refers collectively to the Note Offering and the Preferred Stock Offering.


             "Greenville Acquisition" refers to the acquisition on June 25, 1996 of substantially all of the assets used in the operation of radio station WROQ-FM serving the Greenville-Spartanburg, South Carolina market.


             "Houston Exchange" refers to the exchange of the Company's radio station KRLD-AM, operating in Dallas, Texas, and the Company's Texas State Networks for radio station KKRW-FM, operating in Houston, Texas.


             "HMW Acquisition" refers to the acquisition on June 28, 1996 of substantially all of the assets used in the operation of radio stations WMFR-AM, WMAG-FM and WTCK-AM, each operating in the Greensboro, North Carolina market, WTRG-FM and WRDU-FM, both operating in the Raleigh, North Carolina market.

             "Jacksonville Exchange" refers to the exchange of the Company's four radio stations operating in the Nassau/Suffolk market for two radio stations operating in the Jacksonville, Florida market, and a payment to the Company in the amount of $11.0 million.

             "Liberty Acquisition" refers to the acquisition on July 1, 1996 of Liberty Broadcasting, Incorporated, which owns and operates, provides programming to or sells advertising on behalf of 14 FM and six AM radio stations located in six markets: Washington, DC/Baltimore, Maryland; Nassau-Suffolk, New York; Providence, Rhode Island; Hartford, Connecticut; Albany, New York and Richmond, Virginia.

             "Louisville Acquisition" refers to the agreement to purchase from Prism Radio Partners, L.P. substantially all of the assets used in the operation of three radio stations operating in the Louisville, Kentucky market.


             "Louisville Dispositions" refers collectively to the sale of three of the stations to be acquired from Prism Radio Partners L.P., each operating in the Louisville, Kentucky market.

             "MMR Dispositions" refers collectively to the sale by Multi-Market Radio, Inc. of KOLL-FM, operating in Little Rock, Arkansas, and WRXR-FM and WKBG-FM, both operating in Augusta, Georgia.

             "MMR Hartford Acquisition" refers to the acquisition by Multi-Market Radio, Inc. of WKSS-FM, operating in Hartford, Connecticut."

             "MMR Merger" refers to the acquisition by merger of Multi-Market Radio, Inc. after giving effect to the MMR Hartford Acquisition, the MMR Myrtle Beach Acquisition and the MMR Dispositions.

             "MMR Myrtle Beach Acquisition" refers to the acquisition by Multi-Market Radio, Inc. of WMYB-FM, Myrtle Beach, South Carolina.


             "Pending Acquisitions" refers collectively to the Louisville Acquisition, MMR Merger, the Additional Acquisitions, the Houston Exchange and the Jacksonville Exchange.

             "Pending Dispositions" refers to the Louisville Dispositions and the Dallas Disposition.

             "Prism Acquisition" refers to the acquisition on July 9, 1996 of substantially all of the assets of Prism Radio Partners L.P. used in the operation of eight FM and five AM radio stations located in four markets:
Jacksonville, Florida; Raleigh, North Carolina; Tucson, Arizona and Wichita, Kansas.


             "Recent Acquisitions" refers to the Charlotte Acquisition, the Dallas Acquisition and the San Diego Acquisition.

             "Recent Legislation" refers to the recently enacted
Telecommunications Act of 1996.

             "San Diego Acquisition" refers to the Company's recent acquisition of KYXY-FM, operating in San Diego, California.

             "Tender Offer" refers to the purchase for cash by the Company on May 31, 1996, of $79,406,000 of the Old Notes.


             "Transactions" refers collectively to the Acquisitions, the Dispositions, the Tender Offer, the Financing and the implementation of each of the Amended Hicks Agreement, the Armstrong Agreement and the SCMC Termination Agreement.

             "Washington Dispositions" refers to the sale of three of the stations on July 3, 1996 which were acquired in the Liberty Acquisition and which are each operating in the Washington, DC/Baltimore, Maryland market.

                                 RISK FACTORS

         Holders of Series A Notes should consider carefully all the information contained in this Prospectus (including the financial statements and notes thereto), before tendering their Series A Notes in the Exchange Offer. Prospective investors should consider the lack of a public market for the Notes and the high leverage of the Company. Many of the statements in this Prospectus are forward-looking in nature and, accordingly, whether they prove to be accurate is subject to many risks and uncertainties. The actual results that the Company achieves may differ materially from any forward-looking statements in this Prospectus. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and those contained elsewhere in this Prospectus and in the documents incorporated herein by reference.

CONSEQUENCES OF FAILURE TO EXCHANGE SERIES A NOTES

         The Series B Notes will be issued in exchange for Series A Notes only after timely receipt by the Exchange Agent of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Series A Notes for exchange. Holders of Series A Notes who do not exchange their Series A Notes for Series B Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Series A Notes as set forth in the legend thereon as a consequence of the issuance of the Series A Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Series A Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or any other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution," "Description of Notes--Registration Rights; Liquidated Damages" and "The Exchange Offer-- Consequences of Failure to Exchange."

ABSENCE OF PUBLIC MARKET

         The Series B Notes are being offered to the holders of the Series A Notes. The Series A Notes were resold in May 1996 to qualified institutional buyers as defined in Rule 144A of the Securities Act and institutional accredited investors within the meaning of Rule 501 (a) (1), (2), (3) or (7) of the Securities Act and are trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market for trading of securities eligible for resale under Rule 144A. The Series B Notes are new securities for which there currently is no market. Although the Initial Purchasers have advised the Company that they currently intend to make a market in the Series B Notes, they are not obligated to do so and may discontinue such market making at any time without notice. The Company does not currently intend to list the Notes on a national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. Accordingly, no assurance can be given that an active market will develop for any of the Notes or as to the liquidity of the trading market for any of the Notes. If a trading market does not develop or is not maintained, holders of the Notes may experience difficulty in reselling such Notes or may be unable to sell them at all. If a market for the Notes develops, any such market may be discontinued at any time. If a trading market develops for the Notes, future trading prices of such Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Notes may trade at a discount from their principal amount.

RISKS RELATED TO THE PENDING ACQUISITIONS AND THE PENDING DISPOSITIONS

         Consummation of each of the Pending Acquisitions and the Pending Dispositions is subject to a number of closing conditions, certain of which are beyond the Company's control. In particular, consummation of each of the Pending Acquisitions and the Pending Dispositions is dependent upon the prior approval by the FCC of the assignments or transfers of control of operating licenses issued by the FCC and the continued operating performance of the stations to be acquired or disposed such that there is no material adverse change in such stations that would prevent consummation of any such transactions. Furthermore, as a result of the Recent Legislation, certain of the Pending Acquisitions and the Pending Dispositions may be subject to antitrust review by the Federal Trade Commission and the U.S. Department of Justice, Antitrust Division (the "Antitrust Agencies"), even if approved by the FCC, and there can be no assurance that the Antitrust Agencies will approve such Pending Acquisitions and Pending Dispositions. In addition, the consummation of the MMR Merger is also dependent upon the transaction being approved by the stockholders of each of the Company and MMR and also requires the approval of the holders of certain indebtedness of MMR and the approval of the Antitrust Agencies. The failure to satisfy such conditions would permit the parties thereto to refuse to consummate the respective Pending Acquisitions and Pending Dispositions. Copies of the agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

         In a Complaint dated April 18, 1996, Paul Pops, who purports to be a stockholder of MMR, brought suit in the Supreme Court of the State of New York, County of New York (Index No. 96602056), against MMR, each of the directors of MMR, the Company and Robert F.X. Sillerman, seeking, among other things, to enjoin the MMR Merger and monetary damages. The suit alleges that the consideration to be paid to the MMR stockholders in the MMR Merger is unfair and grossly inadequate. The suit alleges that in connection with entering into the MMR Merger Agreement the directors of MMR violated their fiduciary duties to MMR and its stockholders, and that the Company and Mr. Sillerman aided and abetted such violation. In his Compliant, the plaintiff alleges that he is seeking to have his action certified as a class action representing the interests of the stockholders of MMR. MMR and the Company believe the suit to be without merit and intend to vigorously defend the action, which is still in its pleading stage.

         As a result of the foregoing, there can be no assurance as to when the Pending Acquisitions or the Pending Dispositions will be consummated or that they will be consummated on the terms described herein or at all. Furthermore, the Company cannot predict whether the consummation of the Pending Acquisitions or the Pending Dispositions will conform to the assumptions used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Statements incorporated herein by reference. In analyzing the Unaudited Pro Forma Condensed Combined Financial Statements and information contained herein, prospective investors should consider that the Pending Acquisitions or the Pending Dispositions may not be consummated at all or on the terms described herein, and that the Pending Acquisitions or the Pending Dispositions, if consummated, may be subject to substantial delay. In the event the Pending Dispositions are not completed in a timely manner, the Company may be required to seek additional financing. There can be no assurance that such financing will be available to the Company on commercially acceptable terms, if at all. In the event that the Pending Acquisitions are not consummated due to a material breach by the Company, the Company may lose deposits in the aggregate amount of approximately $3.5 million. In addition, the Company will be required to pay MMR $1.0 million in the event that the majority of the combined voting power of the Company votes with respect to, but does not vote in favor of, the MMR Merger.


RISKS ASSOCIATED WITH INTEGRATION OF THE STATIONS TO BE ACQUIRED


         The Company's plans with respect to the radio stations acquired or to be acquired in the Acquisitions involve, to a substantial degree, strategies to increase net revenue while at the same time reducing operating expenses, as well as the implementation of a new regional management structure and a modified senior management team. Although the Company believes that its strategies are reasonable, there can be no assurance that it will be able to implement its plans without delay or that, when implemented, its efforts will result in the increased Broadcast Cash Flow or other benefits currently anticipated by the Company. In addition, there can be no assurance that the Company will not encounter unanticipated problems or liabilities in connection with the implementation of the new management changes or the operation of the radio stations acquired or to be acquired in the Acquisitions. The integration of such stations into the Company will require substantial attention from members of the Company's senior management, which will limit the amount of time such members have available to devote to the Company's existing operations.

SUBSTANTIAL LEVERAGE; INABILITY TO SERVICE OBLIGATIONS

         The Company has incurred and will incur a significant amount of indebtedness. As of March 31, 1996, the Company's indebtedness would have been approximately $450.6 million on a pro forma basis after giving effect to the Transactions. In addition, subject to the restrictions in the New Credit Agreement, the Old Indenture, the Indenture, and the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions thereof setting forth the term of the Company's Series D Preferred Stock (the "Certificate of Designations") the Company may incur additional indebtedness from time to time to finance acquisitions, for capital expenditures or for other purposes. See "--Expansion Strategy; Need for Additional Funds." For the year ended December 31, 1995 and the three months ended March 31, 1996, on a pro forma basis after giving effect to the Recent Acquisitions and the Transactions (other than the MMR Merger), as if all such transactions had occurred on January 1, 1995, the Company's earnings would have been insufficient to cover its fixed charges by $24.3 million and $7.7 million, respectively, and would have been insufficient to cover its combined fixed charges and preferred stock dividends by $34.3 million and $10.3 million, respectively. In addition, for the year ended December 31, 1995 and the three months ended March 31, 1996, on a pro forma basis after giving effect to the Recent Acquisitions and the Transactions, as if all such transactions had occurred on January 1, 1995, the Company's earnings would have been insufficient to cover its fixed charges by $19.0 million and $6.6 million, respectively, and would have been insufficient to cover its combined fixed charges and preferred stock dividends by $29.0 million and $9.2 million, respectively.

         The degree to which the Company is leveraged could have material consequences to the Company and the holders of the Company's securities, including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for acquisitions, working capital, capital expenditures, general corporate or other purposes may be impaired,
(ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the principal and interest on its debt and dividends on the Series D Preferred Stock and will not be available for other purposes, (iii) certain of the Company's borrowings may be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates and (iv) the agreements governing the Company's long-term debt will contain restrictive financial and operating covenants, and the failure by the Company to comply with such covenants could result in an event of default under the applicable instruments, which could permit acceleration of the debt under such instrument and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. Certain of the Company's competitors operate on a less leveraged basis, and have significantly greater operating and financial flexibility, than the Company. See "Description of Notes."


         The Company's ability to make scheduled payments of principal of, or to pay interest on or to refinance, its debt (including the Old Notes and the Notes), to make dividend payments on or Conversion Payments (as defined herein) with respect to the Series D Preferred Stock and to redeem the Series B Preferred Stock depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control, as well as the success of the radio stations acquired or to be acquired and the integration of such stations into the Company's operations. Based upon the Company's current level of operations and anticipated improvements, management believes that cash flow from operations, together with the net proceeds of the Financing, the Pending Dispositions, the MMR Dispositions, the exercise of the MMR Class A Warrants and available borrowings under the New Credit Agreement, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of interest on its debt and to make dividend payments on the Series D Preferred Stock and to redeem the Series B Preferred Stock. There can be no assurance that the Pending Dispositions and the exercise of the MMR Class A Warrants will occur or that the Company's business will generate sufficient cash flow from operations, that anticipated improvements in operating results will be achieved or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its debt, to make dividend payments on or Conversion Payments with respect to the Series D Preferred Stock, to redeem the Series B Preferred Stock or to make necessary capital or other expenditures. The Company may be required to refinance the Old Notes and the Notes or the aggregate liquidation preference of the Series D Preferred Stock prior to their respective maturities. There can be no assurance that the Company will be able to raise additional capital through the sale of securities, the disposition of radio stations or otherwise for any such refinancing.

SUBORDINATION OF THE NOTES; SUBSIDIARY GUARANTEES

         The Notes and the Subsidiary Guarantees are subordinated in right of payment to all Senior Debt of the Company and Guarantor Senior Debt of the Subsidiary Guarantors, respectively. In the event of bankruptcy, liquidation or reorganization of the Company or the Subsidiary Guarantors, the assets of the Company or the Subsidiary Guarantors will be available to pay obligations on the Notes only after all Senior Debt or Guarantor Senior Debt, as the case may be, has been paid in full and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. In addition, indebtedness outstanding under the New Credit Agreement is expected to be secured by substantially all of the assets of the Company and its subsidiaries in which a security interest may lawfully be granted. As of March 31, 1996, on a pro forma basis after giving effect to the Transactions, the Company would have had no Senior Debt and the Subsidiary Guarantors would have no Guarantor Senior Debt. Senior Debt and Guarantor Senior Debt may be incurred by the Company and the Subsidiary Guarantors from time to time subject to certain restrictions contained in the New Credit Agreement and the Indenture. See "Description of Notes."

HOLDING COMPANY STRUCTURE; DEPENDENCE UPON OPERATIONS OF SUBSIDIARIES

         Substantially all of the assets of the Company are held by the Company's subsidiaries, and all of the Company's operating revenues are derived from operations of such subsidiaries. In addition, future acquisitions may be made through present or future subsidiaries of the Company. Therefore, the Company's ability to pay interest and principal when due to holders of the Notes is dependent upon the earnings of its subsidiaries and the distribution of sufficient funds from its direct and indirect subsidiaries. The Company's subsidiaries will have no obligation, contingent or otherwise, to make any funds available to the Company for payment of principal of or interest on the Notes. Under the Indenture and the New Credit Agreement, the Company's subsidiaries will be restricted in their ability to incur debt in the future. See "Description of Notes--Certain Covenants."

HISTORICAL LOSSES


         Although the Company had net income of $1.8 million for the year ended December 31, 1994, the Company had net losses of $985,000, $4.4 million (including a charge of $5.0 million relating to the write-down of the Texas Rangers broadcast rights) and $17.8 million (including a non-recurring charge of approximately $14.0 million, substantially all of which was non-cash) for the three months ended March 31, 1996 and the years ended December 31, 1995 and 1993, respectively. On a pro forma basis, after giving effect to the Recent Acquisitions and the Transactions, as if such transactions had occurred on January 1, 1995, for the year ended December 31, 1995 and the three months ended March 31, 1996, the Company would have had a net loss of approximately $19.0 million and $6.6 million, respectively. In connection with the SCMC Termination Agreement, the Company has agreed to the cancellation of $2.0 million of indebtedness plus accrued interest thereon owing from SCMC to the Company and has issued warrants to SCMC to purchase up to 600,000 shares of Class A Common Stock at an exercise price of $33 3/4 per share. In connection with such agreement, the Company will recognize a non-cash charge to earnings of approximately $4.5 million during the three-month period ended June 30, 1996 and $1.1 million upon completion of the MMR Merger. Approximately $19.5 million of the net proceeds of the Financing has been allocated to make certain payments to R. Steven Hicks, the former President and Chief Executive Officer of the Company, and D. Geoffrey Armstrong, the current Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company, and in connection therewith, the Company will recognize a non-recurring charge to earnings of approximately $19.4 million during the three-month period ended June 30, 1996. In addition, the Company will recognize an extraordinary loss of approximately $14.7 million relating to the write-off of deferred financing costs of the Old Credit Agreement and the costs of the Tender Offer during the three month period ended June 30, 1996. Depreciation and amortization relating to past acquisitions and future acquisitions, interest expenses under the Company's debt and dividend payments on the Series D Preferred Stock will continue to affect the Company's net income (loss) in the future.


CHANGE OF CONTROL

         The Indenture and the Old Indenture provide that, upon the occurrence of a Change of Control, the holders of the Notes and the Old Notes will have the right to require the Company to repurchase their notes at a price equal to

101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. In addition, a Change of Control may constitute a default under the New Credit Agreement. Unless waived or cured, any such default could create a default under the Notes, the Old Notes and the Series D Preferred Stock. If a Change of Control were to occur, due to the highly leveraged nature of the Company, the Company may not have the financial resources to repay all of its obligations under any indebtedness that would become payable upon the occurrence of such Change of Control. The Company's failure to make a required repurchase in the event of a Change of Control would create an Event of Default under the Notes and the Old Notes. In addition, the Communications Act of 1934, as amended, and FCC rules require the prior consent of the FCC to any change of control of the Company. See "--Substantial Leverage; Inability to Service Obligations" and "Description of Notes--Repurchase at the Option of Holders--Change of Control."

EXPANSION STRATEGY; NEED FOR ADDITIONAL FUNDS


         The Company's principal growth strategy is to operate and acquire highly-ranked radio stations with attractive audience demographics in major and medium-sized markets located throughout the United States. The Company regularly explores acquisition opportunities; however, with the exception of the Pending Acquisitions, the Company has no agreements or understandings regarding such possible future acquisitions. There can be no assurance that the Company will consummate the Pending Acquisitions or be able to identify stations to acquire in the future. Each acquisition will be subject to the prior approval of the FCC and of the lenders under debt instruments to which the Company is a party. Furthermore, as a result of the Recent Legislation, future acquisitions may be subject to antitrust review by the Antitrust Agencies, even if approved by the FCC. In addition, the Company may require additional debt or equity financing to finance properties it may seek to acquire in the future. The availability of additional acquisition financing cannot be assured, and depending on the terms of proposed acquisitions and financings, could be restricted by the terms of debt instruments to which the Company is a party. There can be no assurance that any future acquisitions will be successfully integrated into the Company's operations or that such acquisitions will not have a material adverse effect on the Company's financial condition and results of operations. See "-- Risks Associated with Integration of the Stations to be Acquired" and "--Regulatory Matters."


CONTROL BY MANAGEMENT

         Robert F.X. Sillerman holds approximately 52.5% of the combined voting power of the Company. Mr. Sillerman and his affiliates, together with other members of the Company's management, hold approximately 61.6% of the combined voting power of the Company. Mr. Sillerman and his affiliates will hold approximately 55.3% and Mr. Sillerman and his affiliates, together with the Company's management, will hold approximately 57.5% of the combined voting power of the Company following completion of the MMR Merger. The Class A Common Stock, par value $.01 per share ("Class A Common Stock"), has one vote per share on all matters, whereas the Class B Common Stock, par value $.01 per share ("Class B Common Stock"), has ten votes per share except in certain matters. Accordingly, management currently is, and following the MMR Merger will be, able to control the vote on all matters except (i) in the election of directors, with respect to which the holders of the Class A Common Stock will be entitled to elect two of the Company's seven Directors (and three of the Company's nine Directors following completion of the MMR Merger) by a class vote, (ii) in connection with any proposed "going private" transaction between the Company and Mr. Sillerman or his affiliates, with respect to which the holders of the Class A Common Stock and Class B Common Stock vote as a single class, with each share of Class A Common Stock and Class B Common Stock entitled to one vote per share and (iii) as otherwise provided by law. In addition, in the event dividends on the Series D Preferred Stock are in arrears and unpaid in an aggregate amount equal to six full quarterly dividends and in certain other circumstances, the holders of the Series D Preferred Stock (voting separately as a class) will be entitled to elect two additional members of the Board of Directors of the Company.

POTENTIAL CONFLICTS OF INTEREST; TRANSACTIONS WITH AFFILIATES

         Mr. Sillerman and other members of the Company's management have direct and indirect investments and interests in entities that own and operate radio stations, including radio stations that are in certain of the same markets as the Company's existing or proposed radio stations. These investments and interests (and any similar investments and interests in the future) may give rise to certain conflicts of interest as well as to potential attribution under FCC rules or invocation of the FCC's cross-interest policy, which could restrict the Company's ability to acquire radio stations in certain markets. See "-- Regulatory Matters."


         SCMC, Mr. Sillerman and Howard J. Tytel, a Director and Executive Vice President of the Company, have interests in entities that own and operate radio stations other than the Company. Messrs. Sillerman and Tytel and their affiliates hold a substantial equity interest in, and are parties to consulting and marketing agreements with, each of MMR and Triathlon. Pursuant to the consulting and marketing agreements, SCMC is obligated to offer to such companies any radio broadcasting opportunities that come to their attention in medium and small markets (defined in such agreements as those markets ranked 71st and smaller out of the radio markets summarized by Duncan's Radio Market Guide (1995 ed.)). The Company does not intend to pursue acquisitions in the medium-sized markets in the eastern United States that MMR primarily focuses on until the consummation of the MMR Merger or in the small and medium-sized markets in the Midwest and Western regions of the United States that Triathlon primarily focuses on, except that the Company acquired in the Prism Acquisition three radio stations in the Wichita, Kansas market, a market in which Triathlon has radio station ownership interests.

         SCMC has acted from time to time as the Company's financial advisor since the Company's inception. SCMC is controlled by Mr. Sillerman, and Messrs. Sillerman and Tytel are officers and directors of SCMC. SCMC acts in similar capacities for each of MMR and Triathlon. These companies may seek to participate in business opportunities which may be suitable for the Company. In addition, SCMC provided advisory services to MMR and the Company in connection with the MMR Merger. The MMR Merger was approved by independent committees of the Board of Directors of each of MMR and the Company and both the Company and MMR received opinions from nationally-recognized investment banking firms that the MMR Merger was fair to their respective stockholders from a financial point of view.


         On April 15, 1996, the Company and SCMC entered into the SCMC Termination Agreement pursuant to which SCMC assigned to the Company its rights to receive fees for consulting and marketing services payable by each of MMR and Triathlon in consideration of which SCMC received warrants to purchase 600,000 shares of Class A Common Stock and the Company will forgive, upon the consummation of the MMR Merger, a $2.0 million loan made to SCMC plus accrued and unpaid interest thereon. In addition, pursuant to such agreement, the Company and SCMC terminated the arrangement whereby SCMC performed financial consulting services for the Company. Subsequent to the termination of its current relationship with SCMC, the Company intends to perform internally the functions performed by SCMC.


         On June 19, 1996, the Company and Mr. Hicks entered into an agreement pursuant to which Mr. Hicks resigned as an officer and Director of the Company effective on that date and agreed not to compete with the Company for the period of approximately one year with the Company or MMR in certain of the markets in which the Company or MMR currently owns, operates, provides programming to or sells advertising on behalf of radio stations and any eight additional markets in which the Company or MMR has entered into agreements to purchase one or more radio stations on or before the consummation of the MMR Merger.


RELIANCE ON KEY PERSONNEL


         Following consummation of the Pending Acquisitions, the Company's business will be dependent to a significant extent upon the performance of certain key individuals, including Messrs. Sillerman, Ferrel and Armstrong. Mr. Ferrel, Chief Executive Officer, President and Chief Operating Officer of MMR, has agreed to become the Chief Executive Officer of the Company upon consummation of the MMR Merger. The Company has entered into a five-year employment agreement with each of Messrs. Sillerman and Armstrong, effective as of April 1, 1995. In addition, the Company expects to enter into an employment agreement with Mr. Ferrel, to be effective upon the consummation of the MMR Merger. There can be no assurance that the services of Messrs. Sillerman, Ferrel or Armstrong will continue to be provided for the term of such agreements. Messrs. Sillerman's and Armstrong's employment agreements require, and Mr. Ferrel's employment agreement will require, that they devote substantially all of their business time to the business and affairs of the Company, except that Mr. Sillerman's agreement permits him to fulfill his obligations as a director and officer of companies in which he currently serves in such capacities and to devote a portion of his business time to personal, non-broadcast investments or commitments or to certain broadcast investments. It is anticipated that in the event that the MMR Merger is not consummated, the services of Mr. Ferrel will not be available to the Company and Mr. Sillerman will continue to serve as the Chief Executive Officer of the Company.


         The loss of the services of Messrs. Sillerman or Armstrong, or of Mr. Ferrel (following the consummation of the MMR Merger), could have a material adverse effect on the Company. The Company has obtained key-man insurance for its benefit on the life of Mr. Sillerman, and intends to obtain such insurance for Messrs. Ferrel and Armstrong effective upon the consummation of the MMR Merger, in the amount of $5.0 million for each individual. In addition, the Company has entered into employment agreements with several high-profile on-air personalities. However, there can be no assurance that the Company will be able to retain any of such employees or prevent them from competing with the Company in the event of their departure.

DEPENDENCE ON ECONOMIC FACTORS

         Because the Company derives substantially all of its revenue from the sale of advertising time, its revenues may be adversely affected by economic conditions which impact advertisers. In particular, because approximately 75% of the Company's revenue has generally been derived from local advertisers, operating results in individual geographic markets will be adversely affected by local or regional economic downturns. Such economic downturns might have an adverse impact on the Company's financial condition and results of operations. In addition, revenues of radio stations may be affected by many other factors including: (i) the popularity of programming, including programming such as sports programming where the Company makes long-term commitments; (ii) regulatory restrictions on types of programming or advertising (such as beer and wine advertising); (iii) competition within national, regional or local markets from programming on other stations or from other media; (iv) loss of market share to other technologies and (v) challenges to license renewals.

REGULATORY MATTERS


         The radio broadcasting industry is subject to extensive regulation by the FCC. In particular, the Company's business is dependent upon its continuing to hold, and, in connection with acquisitions of radio stations, upon obtaining prior FCC consent to assignments or transfers of control of, broadcasting station operating licenses issued by the FCC. Radio broadcasting licenses may be granted for maximum terms of seven years, although the FCC has proposed in a recent rulemaking raising the maximum term to eight years, as permitted by the Recent Legislation. There can be no assurance that the Company's licenses will be renewed or that the FCC will continue to approve additional acquisitions or the Pending Dispositions, especially if third parties challenge the Company's renewal, acquisition or disposition applications. Third parties have challenged certain FCC applications of the Company or the radio stations involved in the Acquisitions. Failure to obtain the renewal of any of the Company's principal broadcast licenses or to obtain FCC approval for an assignment or transfer of control to the Company of a license in connection with a station acquisition could have a material adverse effect on the Company's business and operations. In addition, the number and locations of radio stations the Company may acquire is limited by FCC rules and will vary depending upon whether the interests in other radio stations or certain other media properties of certain individuals affiliated with the Company are attributable to those individuals. Moreover, under the FCC's cross-interest policy, the FCC in certain instances may prohibit one party from acquiring an attributable interest in one media outlet and a substantial non-attributable economic interest in another media outlet in the same market, thereby prohibiting a particular acquisition by the Company. Also, the activities of persons who are deemed by the FCC to control the Company could adversely affect the Company's ability to obtain license renewals and to acquire radio stations.


         The issuance of shares of Class A Common Stock, including those issuable upon conversion of shares of Series D Preferred Stock that would cause Robert F.X. Sillerman not to hold directly voting stock of the Company representing more than 50% of the total voting power of the Company would require the Company to seek the prior consent of the FCC. The Company intends to seek such consent at such time as it may be required. The Certificate of Designationssetting forth the terms of the Series D Preferred Stock provides that the Company will use its best efforts to secure all necessary consents and approvals, if any, and take all other commercially reasonable steps to permit conversion of the Series D Preferred Stock. Presently, due to the single majority stockholder exemption, stockholders holding 5% or more of the total voting power of the Company do not have an attributable interest in the Company because Mr. Sillerman owns more than 50% of the voting power of the Company. In the event that Mr. Sillerman's voting power in the Company dropped to 50% or less, all stockholders holding 5% or more of the total voting power of the Company would have an attributable interest in the Company for purposes of the FCC's local ownership rules, which could adversely affect the Company's ability to acquire or to hold interests in radio stations in particular markets, depending upon the other media interests of those stockholders. The FCC has outstanding a notice of proposed rule making that, among other things, seeks comment on whether the FCC should modify its attribution rules by (i) restricting the availability of the single majority stockholder exemption and (ii) attributing under certain circumstances certain interests such as non-voting stock or debt. The Company cannot predict the outcome of this proceeding or how it will affect the Company's business.


         As a result of the Recent Legislation, radio station acquisitions are subject to antitrust review by the Antitrust Agencies, even if approved by the FCC. The Antitrust Agencies have not articulated the standards that may be applied in an antitrust review in the radio broadcasting industry. There can be no assurance that the Antitrust Agencies will approve the Pending Acquisitions and Pending Dispositions or that such antitrust review will not otherwise impact the Company's business or its strategy.


         There can be no assurance that there will not be changes in the current regulatory requirements, the imposition of additional regulations or the creation of new regulatory agencies, which changes would restrict or curtail the ability of the Company to acquire, operate and dispose of stations or, in general, to compete profitably with other operators of radio and other media properties. Moreover, there can be no assurance that there will not be other regulatory changes, including aspects of deregulation, that will result in a decline in the value of broadcasting licenses held by the Company or adversely affect the Company's competitive position.

COMPETITION

         The radio broadcasting industry is highly competitive. The financial results of each of the Company's stations are dependent to a significant degree upon its audience ratings and its share of the overall advertising revenue within the station's geographic market. Each of the Company's stations competes for audience share and advertising revenue directly with other FM and AM radio stations, as well as with other media, within their respective markets. The Company's audience ratings and market share are subject to change and any adverse change in audience share and advertising ratings in any particular market could have a material and adverse effect on the Company's net revenues. The Recent Legislation will permit other radio broadcasting companies to enter the markets in which the Company operates or may operate in the future, some of which may be larger and have more financial resources than the Company. The Company's stations also compete with other advertising media such as newspapers, television, magazines, billboard advertising, transit advertising and direct mail advertising. Radio broadcasting is also subject to competition from new media technologies that are being developed or introduced, such as the delivery of audio programming by cable television systems or the introduction of digital audio broadcasting. Competition within the radio broadcasting industry occurs primarily in individual markets, so that a station in one market does not generally compete directly with stations in other markets. Although the Company believes that each of its stations is able to compete effectively in its market, there can be no assurance that any of the Company's stations will be able to maintain or increase current audience ratings and advertising revenue market share.

FRAUDULENT TRANSFER STATUTES

         The incurrence by the Company and the Subsidiary Guarantors of indebtedness such as the Notes and the Subsidiary Guarantees to finance the Acquisitions may be subject to review under relevant state and federal fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of unpaid creditors of the Company or the Subsidiary Guarantors. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom, either
(a) the Company or the Subsidiary Guarantors incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Company or the Subsidiary Guarantors received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or was rendered insolvent by reason of such transactions, (ii) was engaged in a business or transaction for which the property remaining with the Company or the Subsidiary Guarantors constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court may subordinate such indebtedness to presently existing and future indebtedness of the Company or the Subsidiary

Guarantors, as the case may be, avoid the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the Company's or the Subsidiary Guarantors', as the case may be, creditors or take other action detrimental to the holders of the Notes.

         The definition of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer may vary depending upon the law of the jurisdiction which is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its liabilities, including contingent liabilities, were greater than the value of all its property at a fair valuation, or if the present fair saleable value of the debtor's assets were less than the amount required to repay its probable liabilities on its debt, including contingent liabilities, as they become absolute and matured.

         There can be no assurance as to what standard a court would apply in order to determine solvency. To the extent that proceeds from the sale of the Notes are used to finance the Acquisitions, a court may find that the Company or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented thereby. In addition, if a court were to find that any of the components of the Acquisitions constituted a fraudulent transfer, to the extent that proceeds from the sale of the Notes are used to finance such Acquisitions a court may find that the Company or the Subsidiary Guarantors, as the case may be, did not receive fair consideration or reasona bly equivalent value for the incurrence of the indebtedness represented by the Notes or the Subsidiary Guarantees, as the case may be. Pursuant to the terms of the Subsidiary Guarantees, the liability of each Subsidiary Guarantor is limited to the maximum amount of indebtedness permitted, at the ti me of the grant of such Subsidiary Guarantee, to be incurred in compliance with fraudulent conveyance or similar laws.

         Each of the Company and the Subsidiary Guarantors believes that it received reasonably equivalent value at the time the indebtedness under the Notes and the Subsidiary Guarantees was incurred. It addition, neither the Company nor the Subsidiary Guarantors believes that it, after giving effect to the Financing and the application of the net proceeds therefrom, (i) was or will be insolvent or rendered insolvent, (ii) was or will be engaged in a business or transaction for which its remaining property constituted unreasonably small capital or (iii) intends or intended to incur, or believes or believed that it will or would incur, debts beyond its ability to pay such debts as they mature. These beliefs are based on the Company's operating history and analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Subsidiary Guarantors at the time of the Note Offering. There can be no assurance, however, that a court determining the merit of these issues would reach the same conclusion.

                                USE OF PROCEEDS

         The Company will not receive any proceeds from the issuance of the Series B Notes or the consummation of the Exchange Offer or any sale of Series B Notes by any broker-dealer.

                              THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

         The Series A Notes were sold by the Company on May 31, 1996 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently placed the Series A Notes with qualified institutional buyers in reliance on Rule 144A under the Securities Act and institutional accredited investors pursuant to Rule 501(a) (1), (2), (3) or (7) under the Securities Act. As a condition to the sale of the Series A Notes, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on May 31, 1996. Pursuant to the Registration Rights Agreement, the Company agreed that, unless the Exchange Offer is not permitted by applicable law or Commission policy, it would (i) file with the Commission a Registration Statement under the Securities Act with respect to the Series B Notes by July 15, 1996, (ii) use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act by September 28, 1996 and (iii) upon effectiveness of the Registration Statement, to commence the Exchange Offer and maintain the effectiveness of the Registration Statement and keep the Exchange Offer open for at least 20 business days but in no event later than 30 business days. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Registration Statement of which this Prospectus is a part is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement and the Purchase Agreement.

RESALE OF THE SERIES B NOTES

         With respect to the Series B Notes, based upon an interpretation by the staff of the Commission set forth in certain no-action letters issued to third parties, the Company believes that a holder (other than (i) a broker-dealer who purchases such Series B Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who exchanges the Series A Notes for the Series B Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement with any person to participate, in the distribution of the Series B Notes, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires the Series B Notes in the Exchange Offer for the purpose of distributing or participating in the distribution of the Series B Notes or is a broker-dealer, such holder cannot rely on the position of the staff of the Commission enumerated in certain no-action letters issued to third parties and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such broker-dealer as a result of market-making or other trading activities. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 180 days after the Expiration Date. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING SERIES A NOTES

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitutes the Exchange Offer), the Company will accept for exchange any and all Series A Notes which are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. The Company will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes surrendered pursuant to the Exchange Offer. Series A Notes may be tendered only in integral multiples of $1,000. As used herein, the term "Expiration Date" means 5:00 p.m., New York City time, on __________, 1996; provided, however, that if the Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended; provided further that in no event will the Exchange Offer be extended beyond _______, 1996.

         The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the exchange will be registered under the Securities Act and hence the Series B Notes will not bear legends restricting their transfer and (ii) holders of the Series B Notes will not be entitled to the certain rights of holders of Series A Notes under the Registration Rights Agreement, which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be issued under, and be entitled to the benefits of, the Indenture, which also authorized the issuance of the Series A Notes, such that both series will be treated as a single class of debt securities under the Indenture.

         As of the date of this Prospectus, an aggregate of $450.0 million of the Series A Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about _________, 1996, to all Holders of Series A Notes known to the Company. The Company's obligation to accept Series A Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

         Holders of the Series A Notes do not have any appraisal or dissenters' rights under the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder.

         The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Series A Notes, by giving written notice of such extension to the Holders thereof as described below. During any such extension, all Series A Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by The Company. Any Series A Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

         The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Series A Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give written notice of any extension, amendment, nonacceptance or termination to the Holders of the Series A Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING SERIES A NOTES

         The tender to the Company of Series A Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Series A Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either
(i) certificates for such Series A Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Series A Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below.

         THE METHOD OF DELIVERY OF SERIES A NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE COMPANY.

         Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder of Series A Notes promptly and instruct such registered holder of Series A Notes to tender on behalf of the beneficial owner. If such beneficial owner wishes to tender on its own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder of Series A Notes. The transfer of record ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Series A Notes surrendered for exchange pursuant thereto is tendered (i) by a registered Holder of the Series A Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (collectively, "Eligible Institutions"). If Series A Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Series A Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

         All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Series A Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Series A Notes not properly tendered or to not accept any particular Series A Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Series A Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Series A Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Series A Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

         If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Series A Notes, such Series A Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders that appear on the Series A Notes.

         If the Letter of Transmittal or any Series A Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

         By tendering, each holder will represent to the Company that, among other things, (i) the Series B Notes to be acquired by the holder of the Series A Notes in connection with the Exchange Offer are being acquired by the holder in the ordinary course of business of the holder, (ii) the holder has no arrangement or understanding with any person to participate in the distribution of Series B Notes, (iii) the holder acknowledges and agrees that any person who is a broker-dealer registered under the Exchange Act or is participating in the Exchange Offer for the purposes of distributing the Series B Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Series B Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in certain no-action letters, (iv) the holder understands that a secondary resale transaction described in clause (iii) above and any resales of Series B Notes obtained by such holder in exchange for Series A Notes acquired by such holder directly from the Company should be covered by an effective registration statement containing the selling security holder information required by Item 507 or
Item 508, as applicable, of Regulation S-K of the Commission, and (v) the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company. If the holder is a broker-dealer that will receive Series B Notes for its own account in exchange for Series A Notes that were acquired as a result of market-making activities or other trading activities, the holder is required to acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Series B Notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF SERIES A NOTES FOR EXCHANGE; DELIVERY OF SERIES B NOTES

         Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Series A Notes properly tendered and will issue the Series B Notes promptly after acceptance of the Series A Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Series A Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

         The Series B Notes bear interest at a rate equal to 10 3/4% per annum. Interest on the Series B Notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 1996. Holders of Series B Notes will receive interest on November 15, 1996 from the date of initial issuance of the Series B Notes, plus an amount equal to the accrued interest on the Series A Notes from May 31, 1996 to the date of exchange thereof for Series B Notes. Holders of Series A Notes that are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes.

         In all cases, the issuance of Series B Notes for Series A Notes that is accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Series A Notes or a timely Book-Entry Confirmation of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Series A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, or if Series A Notes are submitted for a greater amount than the Holder desires to exchange, such unaccepted or non-exchanged Series A Notes will be returned without expense to the tendering Holder thereof (or, in the case of Series A Notes tendered by book-entry procedures described below, such non exchanged Series A Notes will be credited to an account maintained with such Book-Entry Transfer Facility) designated by the tendering Holder as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

         The Exchange Agent will make a request to establish an account with respect to the Series A Notes at the Book- Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Series A Notes by causing the Book-Entry Facility to transfer such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Series A Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

         If a registered Holder of the Series A Notes desires to tender such Series A Notes and the Series A Notes is not immediately available, or time will not permit such Holder's Series A Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent has received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of the Series A Notes and the amount of Series A Notes, stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Series A Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

         Tenders of Series A Notes may be withdrawn at any time prior to the Expiration Date.

         For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Series A Notes to be withdrawn, identify the Series A Notes to be withdrawn (including the amount of such Series A Notes), and (where certificates for Series A Notes have been transmitted) specify the name in which such Series A Notes is registered, if different from that of the withdrawing Holder. If certificates for Series A Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If Series A Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Series A Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Series A Notes which has been tendered for exchange but which is not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or, in the case of Series A Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Series A Notes will be credited to an account with such Book-Entry Transfer Facility specified by the Holder) as soon as practicable after withdrawal, rejection of tender or terminations of the Exchange Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Series A Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

         Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Series B Notes in exchange for, any Series A Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Series A Notes for exchange or the exchange of the Series B Notes for such Series A Notes, any of the following events shall occur:

         (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Series A Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any other transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the sole judgment of the Company might result in the holders of Series B Notes having obligations with respect to resales and transfers to Series B Notes which are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

         (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

         (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company have or may have adverse significance with respect to the value of the Series A Notes or the Series B Notes;

which, in the sole judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

         To the Company's knowledge as of the date of this Prospectus none of the foregoing events has occurred.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a
waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

         In addition, the Company will not accept for exchange any Series A Notes tendered, and no Series B Notes will be issued in exchange for any such Series A Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part.


EXCHANGE AGENT AND INFORMATION AGENT

         Chemical Bank, the Trustee under the Indenture, has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


                          Delivery to: Chemical Bank

 By Facsimile:            By Mail, By Hand and           Confirm by Telephone:
                           Overnight Courier:
 (212) 638-7389              Chemical Bank                   Carlos Esteves
 (212) 344-9387    Corporate Trust-Securities Window         (212) 638-0828
                        Room 234-North Building               Sharon Lewis
                            55 Water Street                  (212) 638-0454
                           New York, NY 10041

         DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.


         Georgeson & Company Inc. has been appointed as Information Agent for the Exchange Offer. Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal and/or the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and address set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

                           Georgeson & Company Inc.
                     Wall Street Plaza, New York, NY 10005
                       Toll Free Number: (800) 223-2064

                       Banks and Brokerage Firms please
                                 call collect:
                                (212) 440-9800.


FEES AND EXPENSES

         The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.


         The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be approximately $75,000.

ACCOUNTING TREATMENT

         For accounting purposes, the Company will recognize no gain or loss as a result of the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the Series B Notes.

TRANSFER TAXES

         Holders who tender their Series A Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register Series B Notes in the name of, or request that Series A Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

REGULATORY MATTERS

         The Company is not aware of any governmental or regulatory approvals that are required in order to consummate the Exchange Offer.

CONSEQUENCES OF EXCHANGING SERIES A NOTES

         Based upon no-action letters issued by the staff of the Commission to third parties, the Company believes that Series B Notes issued pursuant to the Exchange Offer in exchange for Series A Notes may be offered for resale, resold or otherwise transferred by a Holder thereof (other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a holder that is a broker-dealer who acquires Series B Notes to resell pursuant to Rule 144A or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such Holder's business and such Holder is not participating, does not intend to participate, and has no arrangement with any person to participate, in the distribution of such Series B Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Series B Notes to be acquired pursuant to the Exchange Offer, such Holder (i) could not rely on the relevant determinations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. Pursuant to the Registration Rights Agreement, the Company has agreed to make this Prospectus, as it may be amended or supplemented from time to time, available to broker-dealers for use in connection with any resale for a period of 180 days after the Expiration Date. Under certain circumstances, the Company may cause the Prospectus to not be available for resale for a period of up to 30 days. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the Series B Notes may not be offered or sold unless it has been registered or qualified for sale in such jurisdiction or an exemption from registration or qualification is available and is complied with. The Company has agreed to register or qualify the sale of the Series B Notes in such jurisdictions only in limited circumstances and subject to certain conditions.

CONSEQUENCE OF FAILURE TO EXCHANGE

         Participation in the Exchange Offer is voluntary. Holders of the Series A Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

         The Series A Notes which are not exchanged for the Series B Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to a person whom the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or (iv) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (v) to the Company or (vi) pursuant to an effective registration statement and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction . Under certain circumstances, the Company is required to file a Shelf Registration Statement. See "Description of Notes--Registration Rights; Liquidated Damages."


LIQUIDATED DAMAGES

         In the event of a Registration Default (as hereinafter defined), the Company is required to pay liquidated damages. See "Description of Notes--Registration Rights; Liquidated Damages."

                             DESCRIPTION OF NOTES

GENERAL

         The Series A Notes were and the Series B Notes will be issued pursuant to an Indenture (the "Indenture") between the Company and Chemical Bank, as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the Indenture and Registration Rights Agreement are available as set forth under "Additional Information" and "Incorporation by Reference." The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." The terms of the Series B Notes and the Series A Notes are identical in all material respects except for certain transfer restrictions and registration rights relating to the Senior A Notes and except that, if the Exchange Offer is not consummated by September 28, 1996, Holders of Series A Notes will be entitled to certain Liquidated Damages. See "--Registration Rights; Liquidated Damages."

         The Notes rank senior in right of payment to all subordinated Indebtedness of the Company issued in the future, if any. The Notes are subordinated in right of payment to all Senior Debt, including borrowings under the New Credit Agreement.

         Certain operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are guaranteed on a senior subordinated basis by each of the Company's current and future subsidiaries (the "Subsidiary Guarantors"). See "--Subsidiary Guarantees."

         As used in this "Description of Notes," the "Company" shall refer to SFX Broadcasting, Inc., excluding its Subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

         The Notes are limited in aggregate principal amount to $450.0 million and mature on May 15, 2006. Interest on the Notes accrues at the rate of 10 3/4 % per annum and is payable semi-annually in arrears on May 15 and November 15, commencing on November 15, 1996, to Holders of record on the immediately preceding May 1 and November 1. The Series B Notes issued in exchange for Series A Notes will accrue dividends, from May 31, 1996. Holders whose Series A Notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the Series A Notes. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages, if any, on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Global Notes and Certificated Securities the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in the City and State of New York will be the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

SUBORDINATION

         The payment of principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, or in an assignment for the benefit of creditors or any marshaling of Company's assets and liabilities, the holders of Senior Debt are entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not an allowable claim) before the Holders are entitled to receive any payment with respect to the Notes; and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders will be entitled will be made to the holders of Senior Debt (except that, in either case, Holders may receive (i) securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and (ii) payments made from the trust described below under "--Legal Defeasance and Covenant Defeasance").

         The Company also may not make any payment upon or in respect of the Notes (except as described above) if (i) a default in the payment of the principal of, premium, if any, or interest on Designated Senior Debt occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of Designated Senior Debt as to which such default relates to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in the case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (2) all scheduled payments of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes that have come due have been paid in full. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         The Indenture further requires that the Company promptly notify the holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

         As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders may recover less ratably than creditors of the Company who are holders of Senior Debt or other creditors of the Company who are not subordinated to holders of Senior Debt. As of March 31, 1996, after giving pro forma effect to the Transactions, the Company would have had no Senior Debt and the Subsidiary Guarantors would have had no Guarantor Senior Debt. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries may incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

         "Designated Senior Debt" means (i) so long as any Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Debt permitted under the Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."





         "Senior Bank Debt" means any Indebtedness outstanding under, and any other Obligations with respect to, Bank Facilities, to the extent that any such Indebtedness and other Obligations are permitted by the Indenture to be incurred.

         "Senior Debt" means (a) the Senior Bank Debt, (b) all additional Indebtedness that is permitted under the Indenture that is not by its terms pari passu with or subordinated to the Notes, (c) all Obligations of the Company with respect to the foregoing clauses (a) and (b), including post-petition interest and (d) all (including all subsequent) renewals, extensions, amendments, refinancings, repurchases or redemptions, modifications, replacements or refundings thereto (whether or not coincident therewith) that are permitted by the Indenture. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (i) any Indebtedness of the Company to any of its Subsidiaries, (ii) any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of borrowings from banks or other financial institutions) or (iii) any Indebtedness incurred in violation of the Indenture.

SUBSIDIARY GUARANTEES

         The Company's payment obligations under the Notes is jointly and severally guaranteed (the "Subsidiary Guarantees") by the Subsidiary Guarantors. The Subsidiary Guarantee of each Subsidiary Guarantor is subordinated to the prior payment in full of all Senior Debt of such Subsidiary Guarantor, which includes the amounts for which the Subsidiary Guarantors will be liable under the guarantees issued from time to time with respect to Senior Debt. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Fraudulent Transfer Statutes."

         The Indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity (except the Company or another Subsidiary Guarantor) whether or not affiliated with such Subsidiary Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; (ii) other than with respect to the MMR Merger, immediately after giving effect to such transaction, no Default or Event of Default exists; (iii) other than with respect to the MMR Merger, such Subsidiary Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; and (iv) other than with respect to the MMR Merger, the Company would be permitted by virtue of the Company's pro forma Debt to Cash Flow Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

         The Indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--Repurchase at the Option of Holders--Asset Sales."

         "Subsidiary Guarantors" means each of the Company's current Subsidiaries and any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

OPTIONAL REDEMPTION

         The Notes are not redeemable at the Company's option prior to May 15, 2001. Thereafter, the Notes are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

                 YEAR                          PERCENTAGE
- ---------------------------------------        -----------
2001...................................         105.375%
2002...................................         103.583%
2003...................................         101.792%
2004 and thereafter....................         100.000%


         Notwithstanding the foregoing, until May 31, 1999, the Company may, on any one or more occasions, redeem up to $154.0 million in aggregate principal amount of Notes at a redemption price of 110.750% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of an offering of common equity; provided that at least $286.0 million in aggregate principal amount of Notes must remain outstanding immediately after the occurrence of each such redemption; and provided, further that any such redemption shall occur within 75 days of the date of closing of such offering of common equity of the Company.

SELECTION AND NOTICE

         If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

REPURCHASE AT THE OPTION OF HOLDERS

CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each Holder of Notes has the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

         On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         The New Credit Agreement will prohibit the Company from purchasing any Notes prior to its maturity, and will also provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "Risk Factors--Change of Control."

         The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Principal or his Related Parties (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principal and his Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of Voting Stock of the Company having more than 35% of the combined voting power of all classes of Voting Stock of the Company then outstanding, or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Principal" means Robert F.X. Sillerman.

         "Related Party" with respect to the Principal means (A) any spouse or immediate family member (in the case of an individual) of the Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A).
ASSET SALES

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, engage in any Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently reduce Senior Debt (and to correspondingly reduce commitments with respect thereto, in the case of Senior Debt that is revolving debt), or (b) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the Broadcast Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes and the holders of Pari Passu Debt, to the extent required by the terms thereof (an "Asset Sale Offer"), to purchase the maximum principal amount of Notes and any such Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing Pari Passu Debt, as applicable; provided, however, that the Company may only purchase Pari Passu Debt in an Asset Sale Offer that was issued pursuant to an indenture having a provision substantially similar to the Asset Sale Offer provision contained in the Indenture. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis, based upon the principal amount thereof surrendered in such Asset Sale Offer. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, in the event that a Disposition or the exercise of the MMR Warrants occurs at a time when any Disposition Debt is outstanding, then all of the Net Proceeds of such Disposition or exercise of the MMR Warrants will be required to be applied to redeem, substantially concurrently with such Disposition or exercise of the MMR Warrants, such Disposition Debt.

         Notwithstanding the immediately preceding paragraph, the Company and its Subsidiaries are permitted to consummate an Asset Sale without complying with such paragraph if (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise dispose of (as evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) and
(ii) at least 75% of the consideration for such Asset Sale constitutes assets or other property of a kind usable by the Company and its Subsidiaries in the business of the Company and its Subsidiaries as conducted by the Company and its Subsidiaries on the date of the Indenture; provided that any consideration not constituting assets or property of a kind usable by the Company and its Subsidiaries in the business conducted by them on the date of such Asset Sale received by the Company or any of its Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Proceeds subject to the provisions of the two succeeding paragraphs.

CERTAIN COVENANTS
RESTRICTED PAYMENTS

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except at final maturity; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                   (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                   (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Debt) pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

                   (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments declared or made after the date of the Indenture (other than Restricted Payments permitted by clauses (2), (4), (6) or (11) of the following paragraph) shall not exceed, at the date of determination, the sum of (1) an amount equal to the Company's Consolidated Cash Flow from the date of the Indenture to the end of the Company's most recently ended full fiscal quarter for which internal financial statements are available, taken as a single accounting period, less the product of 1.4 times the Company's Consolidated Interest Expense from the date of the Indenture to the end of the Company's most recently ended full fiscal quarter, for which internal financial statements are available, taken as a single accounting period, plus (2) an amount equal to the net cash proceeds received by the Company from the issue or sale after the date of the Indenture of Equity Interests (other than (i) in the Preferred Stock Offering, (ii) sales of Disqualified Stock and (iii) Equity Interests sold to any of the Company's Subsidiaries) or of debt securities or Disqualified Stock (other than the Series D Preferred Stock) of the Company that have been converted into such Equity Interests plus (3) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

         If no Default or Event of Default shall have occurred and be continuing immediately as a result thereof, the foregoing provisions will not prohibit: (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (3) cash payments made in respect of fractional shares of Capital Stock not to exceed $100,000 in the aggregate in any fiscal year; (4) the issuance of the Exchange Notes in exchange for the Series D Preferred Stock; provided that such issuance is permitted by the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" (5) in the event that the Company elects to issue the Exchange Notes in exchange for the Series D Preferred Stock, cash payments made in lieu of the issuance of Exchange Notes having a face amount less than $50 and any cash payments representing accrued and unpaid liquidated damages and dividends in respect thereof, not to exceed $100,000 in the aggregate in any fiscal year; (6) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph; (7) the payment of dividends on the Series D Preferred Stock in accordance with the terms thereof as in effect on the date of the Indenture; (8) the redemption by the Company of its Series B Preferred Stock in accordance with the terms thereof as in effect on the date of the Indenture; provided that payments made by the Company to redeem the Series B Notes shall not exceed $1.0 million in any fiscal year or $2.0 million in the aggregate since the date of the Indenture; (9) the redemption by the Company of its Series C Preferred Stock in accordance with the terms thereof as in effect on the date of the Indenture in connection with the Dallas Disposition; (10) payments made by the Company to SCMC for facilities maintenance and other services and reimbursements pursuant to the Shared Facilities Agreement in accordance with the terms thereof as in effect on the date of the Indenture; and (11) payments by the Company pursuant to the Management Termination Agreements in accordance with the terms thereof as in effect on the date of the Indenture.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed, which calculations may be based upon the Company's latest available financial statements.

INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that (A) the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and (B) a Subsidiary Guarantor may issue shares of Preferred Stock (other than shares of Preferred Stock that are convertible into or exchangeable for any other class of Capital Stock) if, in either case, the Company's Debt to Cash Flow Ratio at the time of incurrence of such Indebtedness or the issuance of such Disqualified Stock or Preferred Stock, as the case may be, after giving pro forma effect to such incurrence or issuance as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period of the Company for which internal financial statements are available, would have been no greater than
7.0 to 1.

         The foregoing provisions will not apply to the incurrence of any of the following Indebtedness (collectively, "Permitted Debt"):

         (i) the incurrence by the Company and its Subsidiaries of Indebtedness pursuant to one or more Bank Facilities, so long as the aggregate principal amount of all Indebtedness outstanding under all Bank Facilities does not, at the time of incurrence, exceed an amount equal to the sum of (A) $150.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to reduce Senior Debt pursuant to clause (a) of the second paragraph of the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales" (other than repayments of Disposition Debt) plus (B) the Permitted Disposition Amount;

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





         (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

         (iii) the incurrence by the Company and its Subsidiaries of the Existing MMR Indebtedness; provided that, substantially concurrently with such incurrence, the Existing MMR Indebtedness is repaid by the Company with the proceeds of Indebtedness incurred under Bank Facilities;

         (iv)  the issuance of the Series D Preferred Stock;

         (v) the issuance of Disqualified Stock by the Company that by its terms would not require or permit any payment of dividends or other distributions that would violate the covenant described above under the caption "--Restricted Payments;"

         (vi) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by the Notes and any Subsidiary Guarantees thereof;

         (vii) the incurrence by the Company or any of its Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Subsidiary; provided that such Indebtedness was incurred by the prior owner of such assets or such Subsidiary prior to such acquisition by the Company or one of its Subsidiaries and was not incurred in connection with, or in contemplation of, such acquisition by the Company or one of its Subsidiaries and provided further that, after giving pro forma effect to such incurrence of Indebtedness as of such date and to the use of proceeds therefrom as if the same had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available, the Company's Debt to Cash Flow Ratio would have been no greater than 7.0 to 1;

         (viii) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by the Indenture to be incurred;

         (ix) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinate to the payment in full of all Obligations with respect to the Notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary and
(B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

         (x) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

         (xi) the incurrence by the Company and any of its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million.

LIENS

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness (other than Senior Debt) on any asset now owned or hereafter acquired, or on any income or profits therefrom, except Permitted Liens.

DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(x) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Agreement, in a form substantially consistent with the terms of the Commitment Letter as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, and any other agreement governing or relating to Senior Debt, provided that all such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and other agreements are no more restrictive with respect to such dividend and other payment restrictions than those contained in the New Credit Agreement, in a form substantially consistent with the terms of the Commitment Letter as in effect on the date of the Indenture, (c) the Indenture, the Notes and the Subsidiary Guarantees, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, or (g) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

MERGER, CONSOLIDATION OR SALE OF ASSETS

         The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; (iv) such transaction will not result in the loss or suspension or material impairment of any Material Broadcast License; and (v) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

TRANSACTIONS WITH AFFILIATES

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause
(i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) transactions between or among the Company and/or its Wholly Owned Subsidiaries, (2) the MMR Acquisition and transactions and agreements specifically contemplated by the Agreement and Plan of Merger among the Company, SFX Merger Company and MMR as in effect on the date of the Indenture
(3) the redemption or repurchase of the Existing MMR Indebtedness, (4) transactions and agreements specifically contemplated by the Termination and Assignment Agreement between the Company and SCMC as in effect on the date of the Indenture, (5) payments required by the terms of the joint lease among the Company, SCMC and the landlord thereunder for the Company's corporate headquarters located at 150 East 58th Street, New York, New York and any agreements directly related thereto, in each case, as the same are in effect on the date of the Indenture and (6) Restricted Payments and Permitted Investments that are permitted by the provisions of the Indenture described above under the caption "--Certain Covenants--Restricted Payments," in each case, shall not be deemed to be Affiliate Transactions.

ADDITIONAL SUBSIDIARY GUARANTEES

         The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel, in accordance with the terms of the Indenture.

NO SENIOR SUBORDINATED DEBT

         The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

SALE AND LEASEBACK TRANSACTIONS

         The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if
(i) the Company could have (a) incurred Indebtedness (other than Permitted
Debt) in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Debt to Cash Flow Ratio test set forth in the first paragraph of the covenant described above under the caption "--Certain Covenants--Incurrence of Additional Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Certain Covenants-- Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales."

LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED SUBSIDIARIES

         The Indenture provides that the Company (i) will not, and will not permit any Wholly Owned Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

BUSINESS ACTIVITIES

         The Company will not, and will not permit any Subsidiary to, engage in any business other than (i) the Broadcast Business and such business activities as are incidental or related thereto, (ii) such other businesses as the Company or its Subsidiaries are engaged in on the date of the Indenture.

PAYMENTS FOR CONSENT

         The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

REPORTS

         The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, the Company will furnish to the Trustee and to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders, and to securities analysts and prospective investors upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

         The Indenture provides that each of the following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions "--Repurchase at the Option of Holders--Change of Control," "-- Repurchase at the Option of Holders--Asset Sales," "--Certain Covenants--Restricted Payments," "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or "--Certain Covenants--Merger, Consolidation or Sale of Assets"; (iv) failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;
(vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

         If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to May 15, 2001, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

         The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

         No director, officer, employee, incorporator or stockholder of the Company or the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors, as applicable, under the Notes, the Subsidiary Guarantees or the Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

         In order to exercise either Legal Defeasance or Covenant Defeasance,
(i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those apply to the deposit by the Company); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that, as of the date of such opinion, (A) the trust funds will not be subject to rights of holders of Indebtedness other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming no Holder of Notes is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effects of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under any applicable United States or state law; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

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


TRANSFER AND EXCHANGE

         A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

AMENDMENT, SUPPLEMENT AND WAIVER

         Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

         Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"),
(iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to (a) the provisions of Article 10 of the Indenture (which relate to subordination) and (b) the covenants described under the caption "--Repurchase at Option of Holders" including, in each case, the related definitions will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

         Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

         The Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM


         All of the Series A Notes were initially issued in the form of one Global Note (the "Series A Global Note"). The Series A Global Note was deposited on May 31, 1996 with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"). Series B Notes which will be issued in exchange for the Series A Notes will be issued in the form of one Global Note (the "Series B Global Note") and deposited with, or on behalf of the Depositary and registered in the name of the Global Note Holder.


         The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect Participants.

         The Company expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Series B Note, the Depositary will credit the accounts of Participants designated by the Exchange Agent with portions of the principal amount of the Series B Global Note and (ii) ownership of the Series B Notes evidenced by the Series B Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Series B Notes evidenced by the Series B Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."

         So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Series A Note and the Global Series B Note. Beneficial owners of Notes evidenced by the Global Series A Note and the Global Series B Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee has any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

         Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Senior Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

CERTIFICATED SECURITIES

         Subject to certain conditions, any person having a beneficial interest in the Global Series A Note and the Global Series B Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of a definitive registered certificate ("Certificated Securities"). Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof) except that all certificated Series A Notes would be subject to transfer restriction legend requirements. In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Series A Note and the Global Series B Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

         Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

SAME-DAY SETTLEMENT AND PAYMENT

         The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Series A Note are eligible to trade in the PORTAL Market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in Series A Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

         On May 31, 1996, the Company, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors agreed to file with the Commission the Registration Statement of which this Prospectus is a part on the appropriate form under the Securities Act with respect to the Series B Notes. Upon the effectiveness of this Registration Statement, the Company will offer to the Holders of Series A Notes pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Series A Notes for Series B Notes. If (i) the Company and the Subsidiary Guarantors are not required to file this Registration Statement or permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or
(ii) any Holder of Series A Notes notifies the Company within 20 business days following consummation of the Exchange Offer that (A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in this Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Series A Notes acquired directly from the Company or an affiliate of the Company, the Company and the Subsidiary Guarantors will file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover resales of the Series A Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. The Company and the Subsidiary Guarantors will use their reasonable best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Series A Note" means each Series A Note until
(i) the date on which such Series A Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) f ollowing the exchange by a broker-dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in this Registration Statem ent, (iii) the date on which such Series A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Securities Act.

         The Registration Rights Agreement provides that (i) the Company and the Subsidiary Guarantors will file this Registration Statement with the Commission on or prior to July 15, 1996, (ii) the Company and the Subsidiary Guarantors will use their reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to September 28, 1996, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company and the Subsidiary Guarantors will commence the Exchange Offer and use their reasonable best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Series B Notes in exchange for all Series A Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company and the Subsidiary Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to the later of 30 days after such filing and September 28, 1996 and to cause the Shelf Registration Statement to be continuously effective until May 31, 1999 or such earlier time as such Notes have been sold pursuant to such Shelf Registration Statement. The Company may cause the Shelf Registration Statement to not be available for up to 120 days during the three year period, but in no event for more than 45 consecutive days or for more than 60 days in any calendar year. If (a) the Company and the Subsidiary Guarantors fail to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (c) the Company and the Subsidiary Guarantors fail to Consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to this Registration Statement, or (d) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Series A Notes during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Series A Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Series A Notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Series A Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Series A Notes. All accrued Liquidated Damages will be paid by the Company on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         Holders of Series A Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Series A Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

CERTAIN DEFINITIONS

         Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Advertising Business" means any business deriving substantially all of its revenues from the (i) sale of advertisements and (ii) sale of products or provision of services to any business described in clause (i) above.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback or pursuant to an LMA or similar arrangement); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders--Change of Control" and/or the provisions described above under the caption "--Certain Covenants--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant, and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a Fair Market Value in excess of $5.0 million or (b) for aggregate net proceeds in excess of $5.0 million. Notwithstanding the foregoing: (i) to the extent that no Disposition Debt is outstanding, the Washington Disposition, the Louisville Disposition and the Dallas Disposition, (ii) the Houston Exchange, (iii) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (iv) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (v) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments" and (vi) sales of obsolete equipment in the ordinary course of business, will not be deemed to be Asset Sales.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Bank Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the New Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Bank Facilities outstanding on the date on which the Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

         "Broadcast Business" means any business, the majority of whose revenues are derived from the broadcast of radio programming.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the New Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

         "Commitment Letter" means the Commitment Letter between the Company and The Bank of New York relating to the New Credit Agreement.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale by such Person or any of its Subsidiaries during such period (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) Consolidated Interest Expense of such Person for such period, to the extent any such Consolidated Interest Expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, less (v) all non-cash items increasing Consolidated Net Income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period), in each case, on a consolidated basis and determined in accordance with GAAP.

         "Consolidated Indebtedness" of any Person as of any date of determination means the sum (without duplication) of (i) the total amount of Indebtedness and Attributable Debt of such Person and its Subsidiaries, plus
(ii) the total amount of other Indebtedness shown on the balance sheet of the primary obligor on such Indebtedness, to the extent that such Indebtedness has been Guaranteed by such Person or one of its Subsidiaries, plus (iii) the aggregate liquidation value or redemption amount (if larger) of all Disqualified Stock of such Person and all preferred stock of Subsidiaries of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Expense" means, with respect to any Person for any period, (i) the sum of the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of
(a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or to a Wholly Owned Subsidiary thereof that is a Subsidiary Guarantor, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,
(iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Dallas Disposition" means the sale by the Company of KTCK-AM (Dallas, TX) on substantially the terms set forth in the sale agreement as the same is in effect on the date of the Indenture.

         "Debt to Cash Flow Ratio" means, as of any date of determination, the ratio of (a) the Consolidated Indebtedness as of such date to (b) the Consolidated Cash Flow of the Company and its Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of calculating Consolidated Cash Flow for the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which such Ratio is being calculated (the "Calculation Date") shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

         "Disposition" means the sale of any of (i) WVEZ-FM, WTFX-FM and WWKY-AM operating in Louisville, Kentucky, (ii) KTCK-AM operating in Dallas, Texas or (iii) WXVR-FM, WXTR-FM and WQSI-AM operating in Washington, DC and, in each case, all assets related thereto.

         "Disposition Debt" means Indebtedness incurred pursuant to clause
(i)(B) of the second paragraph contained in the covenant described above under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Notes" means the Company's 6 1/2 % Convertible Subordinated Exchange Notes due 2007 issuable in exchange for the Company's Series D Preferred Stock.

         "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

         "Existing MMR Indebtedness" means all Indebtedness of MMR and its Subsidiaries in existence at the closing of the MMR Merger, until such amounts are repaid.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Houston Exchange" means the exchange by the Company of KRLD-AM (Dallas, Texas) and the Texas State Networks for KKRW-FM (Houston, Texas) on substantially the terms set forth in the exchange agreement as the same is in effect on the date of the Indenture.

         "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or payment obligations under an LMA or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

         "Local Marketing Agreement" or "LMA" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar arrangement pursuant to which a Person, subject to customary preemption rights and other limitations (i) obtains the right to sell at least a majority of the advertising inventory of a radio station of which a third party is the licensee, (ii) obtains the right to broadcast programming and sell advertising time during a majority of the air time of a radio station or
(iii) manages the selling operations of a radio station with respect to at least a majority of the advertising inventory of such station.

         "Louisville Disposition" means the sale by the Company of each of WVEZ-FM, WTFX-FM and WWXY-AM (Louisville, Kentucky) on substantially the terms set forth in the sale agreement as the same is in effect on the date of the Indenture.

         "Management Termination Agreements" means each of (i) the termination agreement between the Company and R. Steven Hicks, dated April 16, 1996, and
(ii) the amendment to the employment agreement between the Company and D. Geoffrey Armstrong, effective as of April 15, 1996, in each case, as in effect on the date of the Indenture.

         "Material Broadcast License" means one or more authorizations issued by the Federal Communications Commission for the operation of AM or FM radio stations that individually or collectively are material to the financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

         "MMR" means Multi-Market Radio, Inc., a Delaware corporation.

         "MMR Merger" means the merger of SFX Merger Company, a Wholly Owned Subsidiary of the Company, with and into MMR, pursuant to which MMR will become a Wholly Owned Subsidiary of the Company.

         "MMR Stations" means the following radio stations: WPLR-FM and WYBC-FM (New Haven, Connecticut); WHMP-FM, WPKX-FM and WHMP-AM
(Springfield/Northampton, Massachusetts); WGNE-FM (Daytona Beach, Florida); WRXR-FM, WKBG-FM and WCHZ-FM (Augusta, Georgia); WKNN-FM and WMJY-FM (Biloxi, Mississippi); and WYAK-FM and WVCO-FM (Myrtle Beach, South Carolina).

         "MMR Warrants" means MMR's outstanding Class A Warrants to purchase 1,840,000 shares of MMR's Class A Common Stock.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Senior Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "New Credit Agreement" means that certain credit agreement to be entered into by and among the Company, the Company's Subsidiaries and the lenders party thereto, providing for $150.0 million of borrowings, including any related notes, guarantees, collateral documents, and other agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Pari Passu Debt" means Indebtedness that ranks pari passu in right of payment with the Notes.

         "Permitted Disposition Amount" means the sum of (i) until the consummation of the sale by the Company of WVEZ-FM, WTFX-FM and WWKY-AM operating in Louisville, Kentucky, $19.5 million, plus (ii) until the consummation of the sale by the Company of WXVR-FM, WXTR-FM and WQSI-AM operating in Washington, DC, $25.0 million, plus (iii) until the consummation of the sale by the Company of KTCK-FM operating in Dallas, Texas, $9.5 million, plus (iv) prior to the exercise of the MMR Warrants, $13.6 million.

         "Permitted Investments" means (a) any Investment in the Company or in a Subsidiary of the Company that is a Subsidiary Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if after such Investment (i) such Person becomes a Subsidiary of the Company and a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary of the Company that is a Subsidiary Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales;" (e) any obligations or shares of Capital Stock received in connection with or as a result of a bankruptcy, workout or reorganization of the issuer of such obligations or shares of Capital Stock; (f) any Investment received involuntarily; (g) Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) engaged in a Broadcast Business or an Advertising Business which Investments have an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not to exceed $20.0 million and (h) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(h) that are at the time outstanding, not to exceed $15.0 million.

         "Permitted Liens" means (i) Liens securing Senior Debt of the Company or Senior Debt of any Subsidiary Guarantor that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than such assets so acquired; (v) Liens existing on the date of the Indenture; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; and (vii) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Subsidiary.

         "Permitted Refinancing Debt" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Preferred Stock" of any Person, means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "SCMC" means Sillerman Communications Management Company, a Delaware corporation

         "Series B Preferred Stock" means the Company's Series B Redeemable Preferred Stock, par value $.01 per share.

         "Series C Preferred Stock" means the Company's Series C Redeemable Convertible Preferred Stock, par value $.01 per share.

         "Series D Preferred Stock" means the Company's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock due 2007.

         "SFX Merger Company" means SFX Merger Company, a Delaware corporation.

         "Shared Facilities Agreement" means the Shared Facilities Agreement between the Company and SCMC, as in effect on the date of the Indenture.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

         "Voting Stock" means with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

         "Washington Disposition" means the sale by the Company of each of WXVR-FM, WXTR-FM and WQSI-AM (Washington, DC) on substantially the terms set forth in the sale agreement as the same is in effect on the date of the Indenture.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         It is the opinion of Baker & McKenzie, counsel to the Company, that the material federal income tax consequences to holders whose Series A Notes are exchanged for Series B Notes in the Exchange Offer are as described herein, subject to the limitations and qualifications set forth below. Because the Series B Notes should not be considered to differ materially either in kind or in extent from the Series A Notes, the exchange of the Series B Notes for the Series A Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes pursuant to Section 1001 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, no material federal income tax consequences should result to holders exchanging Series A Notes for Series B Notes. If, however, the exchange of Series A Notes for Series B Notes were treated as a taxable event, such transaction should constitute a recapitalization for federal income tax purposes and holders would not recognize any gain or loss upon such exchange.

         The foregoing opinion is based upon the current provisions of the Code, applicable existing and proposed Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice. There can be no assurance that the final Treasury Regulations will not differ materially from those which are presently proposed nor that the Internal Revenue Service (the "IRS") will not take a contrary view. No ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements or conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and individuals who are not citizens or residents of the United States) may be subject to special rules not discussed herein. AS A RESULT, EACH HOLDER OF SERIES A NOTES SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING HIS OR HER SERIES A NOTES FOR SERIES B NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

                             PLAN OF DISTRIBUTION

         Each broker-dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes was acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any such resale. In addition, until ___________, 1996 all dealers effecting transactions in the Series B Notes may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of Series B Notes by any broker-dealer. Series B Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Series B Notes. Any broker-dealer that resells Series B Notes that was received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders (including any broker-dealers) and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS



         Certain legal matters will be passed upon for the Company by Baker & McKenzie, New York, New York. Howard J. Tytel, Esq., who has an equity interest in, and is an executive officer and director of, the Company, is Of Counsel to Baker & McKenzie. Mr. Tytel holds options to purchase 5,000 shares of Class A Common Stock of the Company at an exercise price of $21.25 per share, 1,000 of which are exercisable within 60 days of this Prospectus. Fisher Wayland Cooper Leader & Zaragoza L.L.P., Washington D.C. represented the Company with respect to certain legal matters under the Communications Act and the rules and regulations promulgated thereunder by the FCC.


                                    EXPERTS

         The consolidated financial statements of SFX Broadcasting, Inc. and Subsidiaries at December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, the consolidated financial statements of Multi-Market Radio, Inc. at December 31, 1995 and 1994, and for the years then ended, and the financial statements of KKRW-FM (a division of CBS, Inc.) at December 31, 1995 and 1994, and for the years then ended all appearing in the Company's Current Report on Form 8-K dated May 30, 1996, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports appearing therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements of Liberty Broadcasting, Inc. at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and the nine months ended December 31, 1993, and the combined financial statements of HMW Communications, Inc-Selected Operations (combination of six radio stations to be sold) as of December 31, 1995 and 1994, for the year ended December 31, 1995, and various periods from January 6, 1994 to December 31, 1994, all appearing in the Company's Current Report on Form 8-K dated May 9, 1996, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their reports appearing therein and are incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements of Prism Radio Partners, L.P. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, all appearing in the Company's Current Report on Form 8-K dated May 9, 1996, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the period indicated in their report thereon and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


         The financial statements of ABS Greenville Partners, L.P. at December 31, 1995 and 1994 and for the year then ended, all appearing in the Company's Current Report on Form 8-K dated May 9, 1996, have been audited by Cheely Burcham Eddins Rokenbrod & Carroll, independent auditors, as stated in their report appearing therein and are incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                    ------------------

                     TABLE OF CONTENTS

                                                      Page

Available Information....................................2
Incorporation by Reference...............................2
Prospectus Summary.......................................3
Risk Factors............................................14
Use of Proceeds.........................................20
The Exchange Offer......................................22
Description of Notes....................................28
Certain Federal Income Tax Considerations...............53
Plan of Distribution....................................54
Legal Matters...........................................54
Experts.................................................54


                    ------------------


Until _____, 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the Series B Notes, whether or not participating in the Exchange Offer, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                            SFX BROADCASTING, INC.



                          10 3/4% SENIOR SUBORDINATED
                           NOTES DUE 2006, SERIES B









                                 _____________

                                  PROSPECTUS
                                 _____________







                              ____________, 1996

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

         SFX's Certificate of Incorporation provides that no director of SFX shall be personally liable to SFX or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to SFX or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

         SFX's By-Laws provide that SFX shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of SFX) by reason of the fact that he is, was or has agreed to become a director or officer of SFX, or is or was serving or has agreed to serve at the request of SFX as a director or officer of another company, partnership, joint venture, trust or other enterprise, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SFX, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of SFX, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         The By-laws also provide that SFX shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of SFX to procure a judgment in its favor by reason of the fact that he is, was or has agreed to become a director or officer of SFX, or is or was serving at the request of SFX as a director or officer of another company, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of SFX and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to SFX unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

         To the extent that a director or officer of SFX shall be successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

         The By-Laws further provide that any indemnification (unless ordered by a court) shall be paid by SFX as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in the By-Laws unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in the By-Laws. Such determination shall be made (i) by the Board of Directors of SFX by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by SFX in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by SFX as authorized in the By-Laws.

         The Board of Directors of SFX shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of SFX, or is or was serving at the request of SFX as a director or officer of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not SFX would have the power to indemnify him against such liability under the provisions of the By-Laws, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

         The By-Laws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to, the By-Laws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the estate, heirs, executors and administrators of such person.

ITEM 21.  EXHIBITS.


        EXHIBIT
         NUMBER                   DESCRIPTION OF EXHIBIT
         ------                   ----------------------

          2.1 Amended and Restated Agreement and Plan of Merger, dated as of April 15, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc., including exhibits (Incorporated by reference to Exhibit 2.1 to Form 8-K filed May 8, 1996).


         *2.2 Amendment No. 1 to Amended and Restated Agreement and Plan of Merger, dated as of May 6, 1996, among SFX Broadcasting, Inc., SFX Merger Company and Multi-Market Radio, Inc.


          3.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to Amendment No. 3 to Registration Statement on Form S-1 (File No. 33-65442) filed with the Commission on September 29, 1993).

          3.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State's office on July 29, 1994 (Incorporated by reference to Exhibit 3.2 to Form 10-K for the period ending December 31,
                1994).

          3.3   By-laws of the Company (Incorporated by reference to Exhibit
                3.2 to Registration Statement on Form S-1 (File No. 33-65442) filed with the Commission on July 2, 1993).


         +3.4 Certificate of Designations of the Company's Series C Redeemable Convertible Preferred Stock.


         +3.5 Certificate of Designations of the Company's 6 1/2% Series D Cumulative Convertible Exchangeable Preferred Stock.


          4.1 Form of Certificate for shares of Class A Common Stock (Incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement Form S-1 (File No. 33-65442) filed with the Commission on September 29, 1993).

          4.2 Voting Trust Agreement Between Mr. Sillerman, Mr. Tytel and William J. Magee, Jr. (Incorporated by reference to Exhibit 9 to Amendment No. 1 to Registration Statement Form S-1 (File No. 33- 65442) filed with the Commission on September 7,
                1993).


         +4.3 Indenture relating to the Company's 10 3/4% Senior Subordinated Notes due 2006.

         +4.4 Supplemental Indenture relating to the Company's 113/8% Senior Subordinated Notes due 2000.


          4.5 Offer to Purchase and Consent Solicitation, dated May 2, 1996, of SFX Broadcasting, Inc. with respect to its 113/8 Senior Subordinated Notes due 2000 (Incorporated by reference to Exhibit 4.1 to Form 8-K filed May 9, 1996).


         +5 Opinion of Baker & McKenzie with respect to the legality of the securities being registered.

         +8 Opinion of Baker & McKenzie with respect to the certain tax matters.

        +10.52  Form of Registration Rights Agreement between HMW
                Communications, Inc. WWWB/WGLD Operating Company, Inc. WWWB/WGLD License Subsidiary, Inc. and SFX Communications, Inc.


        +10.53 Amendment No. 1 To Amended And Restated Financial Consulting And Marketing Agreement dated March __, 1996 between Sillerman Communications Management Corporation and SFX Broadcasting, Inc.


        +10.54 Supplement to the Termination and Assignment Agreement dated May 21, 1996 by and between Sillerman Communications Management Corporation and SFX Broadcasting, Inc.

        +10.55 Registration Rights Agreement dated as of May 31, 1996 by and among SFX Broadcasting, Inc., the Guarantors and BT Securities Corporation, Goldman Sachs & Co. and Lehman Brothers, Inc.
        +10.56 Registration Rights Agreement dated as of May 31, 1996 by and among SFX Broadcasting, Inc., and Goldman Sachs & Co., Lehman Brothers, Inc., and BT Securities Corporation.

        +10.57 Lock-up letter dated May 21, 1996 from Robert F.X. Sillerman, Sillerman Communications Management Corporation, R. Steven Hicks, D. Geoffrey Armstrong, Howard J. Tytel, and Richard A. Liese.

        *10.58 Asset Purchase Agreement dated as of _____, 1996 by and between SFX Broadcasting of Texas (KTCK) Licensee, Inc. and SFX Broadcasting of Texas (KTCK), Inc. and KRBE Co.



       *10.59 Exchange Agreement dated July 1, 1996 between Chancellor Radio Broadcasting Company and SFX
                Broadcasting, Inc.

       *10.60 First Amendment to Asset Purchase Agreement dated as of the 28th day of June, 1996 by and between HMW Communications, Inc. and SFX Broadcasting, Inc.

       *10.61 Second Amendment to Asset Purchase Agreement dated as of the 28th day of June, 1996 by and between HMW Communications, Inc. and Multi-Market Radio, Inc.

       +11.1    Statement Regarding Calculation of Per Share Earnings.

       +21      List of subsidiaries of the Company.


       *23.1    Consent of Ernst & Young LLP.

       *23.2    Consent of Coopers & Lybrand LLP.

       *23.3    Consent of KPMG Peat Marwick LLP.

       *23.4    Consent of Cheely Burcham Edding Rokenbrod & Carroll.

        23.5    Consent of Baker & McKenzie (contained in Exhibit 5).

       *23.6    Consent of Fisher Wayland Cooper Leader & Zaragoza L.L.P.

       +25      Statement of Eligibility of Chemical Bank; Form T-1.

       +99.1    Letter of Transmittal relating to the Exchange Offer.

       +99.2 Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees relating to the Exchange Offer.

       +99.3    Letter to Clients relating to the Exchange Offer.

       +99.4    Notice of Guaranteed Delivery relating to the Exchange Offer.

      ---------
              * Filed herewith
              + Previously filed



ITEM 22.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.



                  (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415 under the Securities Act, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      to include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.




                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of July, 1996.

                                             SFX BROADCASTING, INC.


                                             By:   /s/ Howard J. Tytel
                                                 ----------------------------
                                                  Howard J. Tytel
                                                  Executive Vice President

         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following person on behalf of the registrant in the capacities and on the dates stated.


               SIGNATURE                                  TITLE                                     DATE
               ---------                                  -----                                     ----
                   *                     Chairman of the Board of Directors,                    July 16, 1996
  ---------------------------------      Chief Executive Officer and Director
        Robert F.X. Sillerman            (principal executive officer)


                   *                     Executive Vice President, Treasurer,                   July 16, 1996
  ---------------------------------      Chief Operating Officer, Chief
        D. Geoffrey Armstrong            Financial Officer and Director
                                         (principal financial and accounting
                                         officer)

          /s/ Howard J. Tytel            Executive Vice President,                              July 16, 1996
  ---------------------------------      Secretary and Director
          Howard J. Tytel

                  *                       Vice President and Director                           July 16, 1996
  ---------------------------------
          Richard A. Liese

                   *                     Director                                               July 16, 1996
 ----------------------------------
         James F. O'Grady, Jr.

                  *                     Director                                                July 16, 1996
  ---------------------------------
              Paul Kramer

        *By /s/ Howard J. Tytel
- -----------------------------------
            Howard J. Tytel
           Attorney-in-Fact